                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              MEDAPHIS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

Medaphis Logo                           MEDAPHIS CORPORATION
                                       2700 CUMBERLAND PARKWAY
                                              SUITE 300
                                       ATLANTA, GEORGIA 30339

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 15, 1998
                             ---------------------

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Medaphis Corporation (the "Company") will be held at the offices of King & Spalding, 191 Peachtree Street, Atlanta, Georgia 30303 on Wednesday, April 15, 1998 at 9:30 a.m. for the following purposes:

          (1) To elect six (6) directors;

          (2) To approve an amendment to the Company's Employee Stock Purchase Plan, as amended, to increase the total number of shares of common stock available for sale under such plan from three hundred thousand (300,000) shares to one million (1,000,000) shares;

          (3) To approve and adopt a Leveraged Stock Purchase Plan pursuant to which certain senior executives of the Company will be granted rights to purchase shares of common stock of the Company, which purchases will be financed by full recourse, interest bearing loans provided by the Company;

          (4) To approve and adopt a Deferred Incentive Plan pursuant to which certain senior executives of the Company will be granted deferred cash awards payable based upon the performance of the common stock of the Company; and

          (5) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 6, 1998 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the meeting and any adjournment thereof.

     Your attention is directed to the Proxy Statement submitted with this Notice.

                                          By Order of the Board of Directors,

                                          [SIGNATURE CUT TO COME]

                                          Randolph L.M. Hutto
                                          Executive Vice President,
                                          General Counsel and
                                          Secretary

Atlanta, Georgia
March      , 1998

     PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

                              MEDAPHIS CORPORATION
                            2700 CUMBERLAND PARKWAY
                                   SUITE 300
                             ATLANTA, GEORGIA 30339

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 15, 1998

                                                               March      , 1998

     The enclosed form of proxy is solicited by the Board of Directors of Medaphis Corporation ("Medaphis" or the "Company"), which has its principal executive offices at 2700 Cumberland Parkway, Suite 300, Atlanta, Georgia 30339, for use at the annual meeting of stockholders to be held on April 15, 1998 at 9:30 a.m. at the offices of King & Spalding, 191 Peachtree Street, Atlanta, Georgia 30303, and any adjournment thereof. When a proxy is properly executed and returned, the shares it represents will be voted as directed at the meeting and any adjournment thereof or, if no direction is indicated, such shares will be voted in favor of the proposals set forth in the notice of the annual meeting of stockholders attached hereto. Any stockholder giving a proxy has the power to revoke it at any time before it is voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either (i) an instrument revoking such proxy or (ii) a duly executed proxy bearing a later date. Furthermore, if a stockholder attends the meeting and elects to vote in person, any previously executed proxy is thereby revoked.

     Only stockholders of record as of the close of business on March 6, 1998 will be entitled to vote at the annual meeting. As of that date, the Company had outstanding 73,644,189 shares of common stock, $.01 par value ("Common Stock"). Each share of Common Stock is entitled to one vote. No cumulative voting rights are authorized and appraisal rights for dissenting stockholders are not applicable to the matters being proposed. It is anticipated that this proxy statement ("Proxy Statement") and the accompanying proxy will first be mailed to stockholders on or about March 20, 1998.

     Votes cast by proxy or in person at the annual meeting will be tabulated by the inspector of elections appointed for the meeting who will also determine whether a quorum is present for the transaction of business. The Company's Amended and Restated By-laws provide that a quorum is present if the holders of a majority of the issued and outstanding stock of the Company entitled to vote at the meeting are present in person or represented by proxy. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present, and thus will have the effect of a vote against a proposal that requires the appropriate vote of a majority of the votes cast by the stockholders of Common Stock present in person or by proxy and entitled to vote thereon. Shares held by nominees for beneficial owners will also be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented and even though the nominee may not exercise discretionary voting power with respect to other matters and voting instructions have not been received from the beneficial owner (a "broker non-vote"). Abstentions may be specified on all proposals other than the election of directors, and will have no effect on the vote for election of directors. Broker non-votes will not be counted as votes for or against matters presented for stockholder consideration.

                             ELECTION OF DIRECTORS

     Management of the Company and the Board recommend the election of the nominees listed below for the office of director to hold office until the next annual meeting and until their successors are elected and qualified. All of such nominees are members of the present Board. With the exception of Mr. C. Christopher Trower, who was elected to the Board of Directors on May 19, 1997, each of such nominees was elected by the stockholders at the last annual meeting.

     The Board has no reason to believe that any of the nominees for the office of director will be unavailable for election as a director. However, if at the time of the annual meeting any of the nominees should be unable or decline to serve, the persons named in the proxy will vote for such substitute nominees, vote to allow the vacancy created thereby to remain open until filled by the Board, or vote to reduce the number of directors for the ensuing year, as the Board recommends. In no event, however, can the proxy be voted to elect more than six directors. The election of the nominees to the Board requires the affirmative vote of a plurality of the votes cast by stockholders present at the annual meeting in person or by proxy. With respect to the election of directors, votes may be cast or withheld for each nominee. Votes that are withheld will have no effect on the election of directors. Stockholders eligible to vote at the annual meeting do not have cumulative voting rights with respect to the election of directors.

                           MANAGEMENT OF THE COMPANY

DIRECTORS STANDING FOR REELECTION

     Set forth below are the nominees for re-election to the Board. Also set forth below as to each nominee is his age, the year in which he was first elected a director, a brief description of his principal occupation and business experience during the past five years, directorships of certain companies presently held by him, and certain other information, which information has been furnished by the respective individuals.

ROBERT C. BELLAS, JR.
Age 55
Director since 1987

     Mr. Bellas has been a general partner of Morgenthaler Ventures, a private equity investment firm based in Cleveland, Ohio, since 1984, where he is responsible for the firm's investments in healthcare services, medical devices and biomedical ventures. Mr. Bellas is a member of the Board of Directors of CardioThoracic Systems, Inc., Vical, Inc., and several privately held healthcare companies.

DAVID R. HOLBROOKE, M.D.
Age 57
Director since 1994

     Dr. Holbrooke has been the President and Chief Executive Officer of Advocates Rx, Inc., a medical management and healthcare venture development company, since 1995. From 1983 to 1995, Dr. Holbrooke served as President and Chief Executive Officer of Holbrooke & Associates. Dr. Holbrooke has a 25 year history of entrepreneurship, management, medical practice, and new business development experience in the healthcare services industry. He currently is active as a board member and investor in several privately held healthcare companies.

DAVID E. MCDOWELL
Age 55
Director since 1996

     Mr. McDowell was appointed to the Board in May 1996. In October 1996, Mr. McDowell became the Chairman and Chief Executive Officer of the Company. From 1992 to 1996, he was President, Chief Operating Officer and a director of McKesson Corporation. McKesson is the world's largest distributor of pharmaceutical and healthcare products through McKesson Drug Company in the United States and Medis

Health and Pharmaceutical Services, Inc. in Canada. Prior to 1992, Mr. McDowell served for over 25 years as a senior executive at IBM, including as a Vice President and President of the National Services Division.

JOHN C. POPE
Age 48
Director since 1997

     Mr. Pope has been Chairman of the Board of MotivePower Industries, Inc., a manufacturer of locomotives and locomotive components, since December 1995. From January 1988 to July 1994, Mr. Pope held various positions with UAL Corporation and its subsidiary, United Airlines, Inc., most recently as President, Chief Operating Officer and Director. Mr. Pope is also a member of the Board of Directors of Federal-Mogul Corporation, Wallace Computer Services, Inc., Lamalie Associates, Inc., Waste Management, Inc., and Dollar Thrifty Automotive Group, Inc.

DENNIS A. PRYOR
Age 55
Director since 1993

     Mr. Pryor joined the Company in January 1993 in connection with the acquisition of CompMed, Inc. ("CompMed") and subsequently became a director of the Company. In 1993, Mr. Pryor also served as Chief Executive Officer of CompMed. From 1976 through 1992, Mr. Pryor was the principal owner and Chairman of the Board of CompMed.

C. CHRISTOPHER TROWER
Age 49
Director since 1997

     Mr. Trower has been engaged in the private practice of law with the Atlanta law firm of electriclaw.com since June, 1997. From 1988 to June, 1997, Mr. Trower was a partner of the Atlanta law firm, Sutherland, Asbill & Brennan. Mr. Trower has wide-ranging experience with both public and private companies in corporate, partnership, and tax matters, including acquisitions/divestitures, securities offerings, and tax planning and tax disputes. He is a member of the Board of Directors of several privately held companies.

BOARD REPRESENTATION

     Effective May 6, 1996, the Company acquired all of the outstanding stock of BSG Corporation, a Delaware corporation ("BSG") in a merger transaction (the "BSG Merger"). Pursuant to the terms of a Merger Agreement dated as of March 15, 1996, among the Company, BSG and BSGSub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, for a period of five years following the closing of the BSG Merger, the Company will nominate a designee of Raymond J. Noorda and Steven G. Papermaster for election as a member of the Board. Steven
G. Papermaster was initially so designated and was elected a member of the Board on May 15, 1996. Also in May 1996, Mr. Papermaster was elected an Executive Vice President of Medaphis. On March 21, 1997, Mr. Papermaster resigned as a director and Executive Vice President of Medaphis. Mr. Papermaster resigned from all offices with subsidiaries of the Company on October 14, 1997. As of the date hereof, Messrs. Noorda and Papermaster have not designated a replacement nominee.

OPERATION OF THE BOARD OF DIRECTORS

     The Company has an Audit Committee of the Board (the "Audit Committee") which, during 1997, was composed of David R. Holbrooke, M.D., Chairman, Robert
C. Bellas, Jr., and C. Christopher Trower. The Audit Committee is responsible for meeting with the Company's auditors at least annually to review the Company's financial statements and internal accounting controls. The Audit Committee is also responsible for submitting recommendations to the Board regarding the Company's internal accounting controls. The Audit

Committee may exercise such additional authority as may be prescribed from time to time by resolution of the Board.

     The Company has a Compensation Committee of the Board (the "Compensation Committee") which, during 1997, was composed of Robert C. Bellas, Jr., Chairman, David R. Holbrooke, M.D., and John C. Pope. The Compensation Committee makes recommendations at least annually to the Board regarding the compensation of the officers of the Company. The Compensation Committee may exercise such additional authority as may be prescribed from time to time by resolution of the Board.

     The Company does not have a nominating committee.

     During 1997, the Board met twenty (20) times, the Audit Committee met fourteen (14) times and the Compensation Committee met eleven (11) times. All of the directors attended 75% or more of the aggregate number of meetings of the Board and all committees on which they served during 1997.

DIRECTORS' COMPENSATION

     In July 1997, the Company adopted a non-employee director compensation plan. The intent of this plan is to compensate non-employee members of the Board fairly for their talents and time spent on behalf of the Company. The plan provides both cash and equity compensation. The cash compensation consists of an annual retainer in the amount of $16,000 and a fee in the amount of $1,000 for each Board meeting attended. Each Board committee chairman also receives an annual retainer in the amount of $2,000 and a fee in the amount of $750 for each committee meeting attended, and each Board committee member other than a committee chairman receives a fee in the amount of $650 for each committee meeting attended. Equity compensation under the plan consists of an initial grant of 10,000 stock options (upon first election or appointment to the Board) and an annual grant of 2,000 stock options for each year of service thereafter. The stock option plan under which these options are granted is the Company's Non-Employee Director Stock Option Plan (the "Director Plan"). Non-employee directors may elect to defer receipt and taxation of the cash compensation under this plan by participating in the Company's Non-Employee Director Deferred Stock Credit Plan (the "Deferred Stock Credit Plan"). Deferral of taxation is accomplished under the Deferred Stock Credit Plan using a cash-based feature similar in substance to a restricted stock program (i.e., the prospective economic benefit to each participant reflects the full market price per share of the Company's Common Stock, and varies with fluctuations in that price). The pay element is paid to the participant upon retirement from the Board.

     In addition, the Company reimburses each director for out-of-pocket expenses associated with each Board or committee meeting attended and for each other business meeting at which the Company has requested the director's presence.

                       MANAGEMENT COMMON STOCK OWNERSHIP

     The following table sets forth certain information regarding the beneficial ownership of Common Stock, as of December 31, 1997, by (i) each of the Company's directors, (ii) the Company's named executive officers (as hereinafter defined) and (iii) such directors and all executive officers as a group.

                                                               SHARES OF COMMON
                                                              STOCK BENEFICIALLY   PERCENT OF
NAME                                                               OWNED(1)          CLASS
----                                                          ------------------   ----------
David E. McDowell...........................................       120,000(2)          *
Randolph L. M. Hutto........................................         1,000             *
C. James Schaper............................................        83,334(3)          *
Jerome H. Baglien...........................................        83,334             *
Harvey Herscovitch..........................................        20,334(4)          *
Robert C. Bellas, Jr. ......................................        12,915(5)          *
David R. Holbrooke, M.D.....................................        38,700(6)          *
John C. Pope................................................            --            --

                                                               SHARES OF COMMON
                                                              STOCK BENEFICIALLY   PERCENT OF
NAME                                                               OWNED(1)          CLASS
----                                                          ------------------   ----------
Dennis A. Pryor.............................................       104,000(7)          *
C. Christopher Trower.......................................           700             *
All executive officers and directors as a group (10
  persons)..................................................       464,317             *

---------------

 *  Beneficial ownership represents less than 1% of the outstanding Common
    Stock.
(1) Under the rules of the Commission, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities which that person has the right to acquire within sixty (60) days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he has no economic or pecuniary interest. Except as set forth in the footnotes below, the persons named above have sole voting and investment power with respect to all shares of Common Stock shown as being beneficially owned by them.
(2) Includes 120,000 shares that are not currently outstanding, but that may be acquired upon the exercise of stock options granted under the Company's stock option plans; does not include 210,000 shares that may be acquired upon the exercise of stock options granted under the Company's stock option plans which are subject to an accelerated vesting schedule based on appreciation in the market value of the Common Stock as described elsewhere in this Proxy Statement.
(3) Includes 83,334 shares that are not currently outstanding, but that may be acquired upon the exercise of stock options granted under the Company's stock option plans.
(4) Includes 13,334 shares that are not currently outstanding, but that may be acquired upon the exercise of stock options granted under the Company's stock option plans.
(5) Includes 1,143 shares that are held by the Bellas Family Partnership. Also includes 7,200 shares that are not currently outstanding, but that may be acquired under the Director Plan.
(6) Includes 1,500 shares held in a bank account for the benefit of Dr. Holbrooke's son, a minor. Also includes 7,200 shares that are not currently outstanding, but may be acquired under the Director Plan.
(7) Includes 104,000 shares that are not currently outstanding, but that may be acquired upon the exercise of stock options granted under the Company's stock option plans.

                             EMPLOYMENT AGREEMENTS

     In November 1996, the Company and David E. McDowell, the Company's Chairman and Chief Executive Officer, entered into a five-year employment agreement which contains certain non-competition, non-solicitation and change in control provisions. Pursuant to that agreement, Mr. McDowell received a signing incentive of $500,000 and is to receive a base salary of at least $300,000 per year. Mr. McDowell is entitled to reimbursement of certain expenses, including housing and travel expenses, and is also entitled to receive an amount equal to any federal and state income taxes payable by him as a result of such expense reimbursement. Upon early termination of the agreement by the Company other than for cause or by Mr. McDowell for "good reason" or by either party for any reason following certain change in control events, the Company is obligated to pay Mr. McDowell his annual salary, to provide for the continued vesting of stock option awards described in the agreement and to provide for certain health insurance benefits to Mr. McDowell through November 19, 2001. Upon certain change in control events and a termination of the agreement by Mr. McDowell, the Company will pay to Mr. McDowell (in lieu of its obligation to make the foregoing payments of salary and to provide the foregoing benefits), a termination payment in periodic installments or a lump sum (at Mr. McDowell's option) equal to the salary that would have been payable to Mr. McDowell pursuant to the agreement from the date of termination until November 18, 2001, and an additional amount sufficient to make Mr. McDowell whole with respect to any tax which may be imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"). A "change in control event" is generally defined in the agreement as the adoption of a plan of liquidation or approval of the dissolution of the Company, certain mergers and consolidations of the Company, the sale or transfer of substantially all of the Company's assets, certain changes in the composition of the Company's Board of Directors, or the acquisition of more than 30% of Common Stock by any individual, entity, group or other person. Mr. McDowell also received options to purchase up to 810,000 shares of Common Stock. See also "Certain Transactions."

     In January 1997, the Company and Jerome H. Baglien, the Company's former Senior Vice President and Chief Financial Officer, entered into a three-year employment agreement which contains certain non-competition and non-solicitation provisions. Pursuant to that agreement, Mr. Baglien is to receive a base salary of $250,000 per year (subject to adjustments by any increases given in the normal course of business), and is entitled to an incentive compensation payment equal to 80% of his base salary, subject to achievement of certain performance objectives set by the Board. Mr. Baglien is entitled to reimbursement of certain expenses, including relocation expenses, and is also entitled to receive an amount equal to any federal and state income taxes payable by him as a result of such expense reimbursement. Upon early termination of Mr. Baglien's employment by the Company other than for cause or by Mr. Baglien for "good reason," the Company is obligated to continue to pay Mr. Baglien his annual salary and to cover him under certain welfare plans as if his employment had not been terminated. Mr. Baglien also received options to purchase up to 250,000 shares of Common Stock. In June 1997, the Company and Mr. Baglien entered into a letter agreement in which the Company agreed that if Mr. Baglien remained employed by the Company on December 31, 1997, then the Company would pay him a special one time bonus for 1997 in the amount of $187,500. Mr. Baglien resigned from his position with the Company in January 1998. See also "Certain Transactions."

     In February 1997, the Company and C. James Schaper, an Executive Vice President of the Company, entered into a three-year employment agreement which contains certain non-competition, non-solicitation and change in control provisions. Pursuant to that agreement, Mr. Schaper received a signing bonus of $100,000, and is to receive a base salary of $250,000 per year (subject to adjustments by any increases given in the normal course of business), and is entitled to an incentive compensation payment equal to 80% of his base salary, payable at the discretion of the Board. At the end of the first year of the agreement, Mr. Schaper is eligible to receive an additional payment of $100,000. In the event Mr. Schaper's employment is terminated by the Company without cause, the Company will remain subject to its obligations under the agreement as if Mr. Schaper remained employed for the balance of the agreement's three-year term. In the event that Mr. Schaper elects to resign from the Company following a change in control of the Company, he is entitled to receive a severance payment equal to the greater of one year of salary continuation at his then current base salary or the amount of the payments due and owing to him through the remaining term of the agreement. A "change in control" is generally defined in the agreement as any consolidation, merger, reorganization or other transaction in which the Company is not the surviving entity or the sale of a substantial portion of the Company's assets. Mr. Schaper also received options to purchase up to 250,000 shares of Common Stock. In June 1997, the Company and Mr. Schaper entered into a letter agreement in which the Company agreed that if Mr. Schaper remained employed by the Company on December 31, 1997, then the Company would pay him a special one time bonus for 1997 in the amount of $187,500. On January 27, 1998, Mr. Schaper was promoted to Chief Operating Officer of the Company. See also "Certain Transactions."

     In April 1997, the Company and Harvey Herscovitch, the Senior Vice President, Strategy and Organization of the Company, entered into a two-year employment agreement which contains certain non-competition, non-solicitation and change in control provisions. Pursuant to that agreement, Mr. Herscovitch is to receive a base salary of $140,000 per year (subject to adjustments by any increases given in the normal course of business), and is entitled to an incentive compensation payment equal to 40% of his base salary, payable at the discretion of the Board. Mr. Herscovitch is also entitled to a housing allowance and to reimbursement of certain commuting expenses. In the event Mr. Herscovitch's employment is terminated by the Company without cause, the Company will remain subject to its obligations under the agreement as if Mr. Herscovitch remained employed for the balance of the agreement's two-year term. In the event that Mr. Herscovitch elects to resign from the Company following a change in control of the Company, he is entitled to receive a severance payment equal to the greater of one year of salary continuation at his then current base salary or the amount of the payments due and owing to him through the remaining term of the agreement. A "change in control" is generally defined in the agreement as any consolidation, merger, reorganization or other transaction in which the Company is not the surviving entity or the sale of a substantial portion of the Company's assets. Mr. Herscovitch also received options to purchase up to 40,000 shares of Common Stock. In June 1997, the Company and Mr. Herscovitch entered into a letter agreement in which the Company agreed that if Mr. Herscovitch remained employed by the Company on December 31, 1997, then the Company would pay him a special one time bonus for 1997 in the amount of $105,000. See also "Certain Transactions."

     In July 1997, the Company and Randolph L. M. Hutto, the Executive Vice President, General Counsel and Secretary of the Company, entered into a three-year employment agreement which contains certain non-competition, non-solicitation and change in control provisions. Pursuant to that agreement, Mr. Hutto received a signing bonus of $100,000 (structured as a loan to be forgiven in the event Mr. Hutto remains employed by the Company on the first anniversary of the agreement), and is to receive a base salary of $250,000 per year (subject to adjustments by any increases given in the normal course of business). Mr. Hutto also is entitled to an incentive compensation payment equal to 80% of his base salary, payable at the discretion of the Board; provided, however, that the payment of such incentive compensation for 1997 is guaranteed, and is to be pro-rated based upon the number of months that Mr. Hutto is employed by the Company during 1997. Upon early termination of Mr. Hutto's employment by the Company other than for cause or by Mr. Hutto for "good reason," Mr. Hutto is entitled to elect a severance payment equal to two years of salary and benefit continuation, or his then current monthly salary multiplied by the number of months remaining in the initial term of the agreement, in each case excluding any incentive bonus payments. In the event Mr. Hutto's employment by the Company is terminated in connection with a change in control of the Company, he is entitled to receive a severance payment equal to two years of salary and benefits, including incentive bonus payments. A "change in control" is generally defined in the agreement as any consolidation, merger, reorganization or other transaction in which the Company is not the surviving entity or certain changes in the composition of the Company's Board of Directors. Mr. Hutto also received options to purchase up to 250,000 shares of Common Stock. See also "Certain Transactions."

     In January 1998, the Company and Allen W. Ritchie, the Executive Vice President and Chief Financial Officer of the Company, entered into a three-year employment agreement which contains certain non-competition, non-solicitation and change in control provisions. Pursuant to that agreement, Mr. Ritchie is to receive a base salary of $300,000 per year, subject to adjustments in the normal course of business, and he is entitled to an incentive compensation payment of up to 80% of his base salary, payable at the discretion of the Board. Upon early termination of Mr. Ritchie's employment by the Company other than for cause or by Mr. Ritchie for "good reason," Mr. Ritchie is entitled to elect a severance payment equal to two years of salary and benefit continuation, or his then current monthly salary multiplied by the number of months remaining in the initial term of the agreement, in each case excluding any incentive bonus payments. In the event Mr. Ritchie's employment by the Company is terminated in connection with a change in control of the Company, he is entitled to receive a severance payment equal to two years of salary and benefits, including incentive bonus payments. A "change in control" is generally defined in the agreement as any consolidation, merger, reorganization or other transaction in which the Company is not the surviving entity or certain changes in the composition of the Company's Board of Directors. Mr. Ritchie also received options to purchase up to 300,000 shares of Common Stock. See also "Certain Transactions."

                             PRINCIPAL STOCKHOLDERS

     The table below sets forth certain information as of December 31, 1997 concerning each person known to the Board to be a "beneficial owner," as such term is defined by the rules of the Securities and Exchange Commission, of more than 5% of the outstanding shares of the Common Stock.

                                                               SHARES OF COMMON
                                                              STOCK BENEFICIALLY   PERCENT
NAME AND ADDRESS                                                   OWNED(1)        OF CLASS
----------------                                              ------------------   --------
Ardsley Advisory Partners and Philip J. Hempleman(2)........      7,590,000         10.36%
  646 Steamboat Road, Greenwich, Connecticut 06836
NFT Ventures, Inc.(3).......................................      4,436,205          6.06%
  899 W. Center Street, Orem, Utah 84057

---------------

(1) See Note (1) under "Management Common Stock Ownership."
(2) The information regarding Ardsley Advisory Partners and Phillip J. Hempleman is given in reliance upon a Schedule 13G filed by such stockholders on or about February 5, 1998 with the Securities and Exchange Commission.
(3) Includes 4,436,205 shares as to which NFT Ventures, Inc. ("NFT") has shared voting and shared investment power. The information regarding NFT is given in reliance upon a Schedule 13D filed by such stockholder on or about May 17, 1996 with the Securities and Exchange Commission.

                CERTAIN INFORMATION REGARDING EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

     The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of (i) the Company's Chief Executive Officer, and (ii) the four other most highly compensated executive officers of the Company (determined as of December 31, 1997) (referred to herein as the "named executive officers") for 1996 and 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                                                                        COMPENSATION
                                                         ANNUAL COMPENSATION               AWARDS
                                                -------------------------------------   ------------
                                                                           OTHER         SECURITIES
                                                                          ANNUAL         UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION              YEAR    SALARY     BONUS     COMPENSATION(1)     OPTIONS      COMPENSATION(2)
---------------------------              ----   --------   --------   ---------------   ------------   ---------------
David E. McDowell......................  1997   $300,000   $150,000      $119,812         810,000*       $    4,661
  Chief Executive Officer                1996     42,692         --            --         810,000           519,770(3)
  (11/96 - Present)
Randolph L. M. Hutto...................  1997    102,612   $100,000(4)          --        250,000           101,909(5)
  Executive Vice President               1996         --         --            --              --                --
  and General Counsel (7/97 - Present)
C. James Schaper.......................  1997    182,692    187,500(6)          --        500,000*          104,071(7)
  Executive Vice President               1996         --         --            --              --                --
  (2/97 - Present)
  and Chief Operating Officer
  (1/98 - Present)
Jerome H. Baglien......................  1997    219,538    187,500(6)      34,308        500,000*            4,296
  Senior Vice President and              1996         --         --            --              --                --
  Chief Financial Officer
  (1/97 - 1/98)
Harvey Herscovitch.....................  1997    120,616    155,000(6)(8)      36,147     130,000*              340
  Senior Vice President,                 1996         --         --            --              --                --
  Strategy and Organization
  (4/97 - Present)

---------------

 * Reflects the repricing, exchange and reissuance of certain stock options outstanding as of April 25, 1997. See "Certain Information Regarding Executive Officers -- Stock Option Grants."
(1) Includes amounts reimbursed for certain personal expenses, including housing and travel expenses.
(2) Includes amounts paid by the Company on behalf of each named executive officer for matching 401(k) plan contributions, matching non-qualified deferred compensation plan contributions, and life, medical and dental insurance premiums.
(3) Includes $500,000 signing incentive received by Mr. McDowell in connection with his entering into a five-year employment agreement with the Company on November 19, 1996, and $19,000 prepaid rent and security deposit paid by the Company on behalf of Mr. McDowell for housing in Atlanta, Georgia.
(4) Reflects incentive compensation for 1997 guaranteed under Mr. Hutto's employment agreement.
(5) Includes $100,000 loan by the Company to Mr. Hutto in connection with his entering into a three-year employment agreement with the Company on July 28, 1997. This loan will be forgiven in whole by the Company in the event Mr. Hutto remains employed with the Company through and until July 28, 1998. In the event Mr. Hutto terminates his employment with the Company prior to July 28, 1998, Mr. Hutto must repay a pro-rata portion of the loan to the Company in accordance with the employment agreement.
(6) Reflects the amount earned by this executive in 1997 pursuant to a letter agreement in which the Company agreed that if this executive remained employed by the Company on December 31, 1997, then the Company would pay this amount to him as a special one time bonus.
(7) Includes $100,000 signing incentive received by Mr. Schaper in connection with his entering into a three-year employment agreement with the Company on February 25, 1997.
(8) Reflects $50,000 incentive compensation for 1997.

STOCK OPTION GRANTS

     The following table sets forth information with respect to options granted under the Company's Amended and Restated Non-Qualified Stock Option Plan, as amended (the "Stock Option Plan"), to each of the named executive officers during 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                          INDIVIDUAL GRANTS
                                       -------------------------------------------------------    POTENTIAL REALIZABLE VALUE
                                                     PERCENT OF                                     AT ASSUMED ANNUAL RATES
                                       NUMBER OF       TOTAL                                            OF STOCK PRICE
                                       SECURITIES     OPTIONS                                          APPRECIATION FOR
                                       UNDERLYING    GRANTED TO       EXERCISE                          OPTION TERM(2)
                                        OPTIONS     EMPLOYEES IN     PRICE (PER     EXPIRATION   -----------------------------
NAME                                    GRANTED         1997         SHARE)(1)         DATE           5%              10%
----                                   ----------   ------------   --------------   ----------   -------------   -------------
David E. McDowell....................   600,000*        5.36%          $ 5.38        11/19/07    $2,176,292.64   $5,606,708.59
                                        210,000(3)*     1.88%            5.38        11/19/07       761,702.42    1,962,348.01
Randolph L. M. Hutto.................   250,000         2.23%            9.06         7/28/08     1,424,839.39    3,610,822.76
C. James Schaper.....................   250,000         2.23%           10.25         2/25/08     1,820,244.61    4,748,611.56
                                        250,000*        2.23%            5.38         2/25/08       936,464.21    2,431,512.39
Jerome H. Baglien....................   250,000         2.23%           11.38         2/07/08     2,020,027.55    5,269,800.63
                                        250,000*        2.23%            5.38         2/07/08       930,984.40    2,413,809.43
Harvey Herscovitch...................    40,000          .36%           10.50         2/11/08       298,342.53      778,309.02
                                         40,000*         .36%            5.38         2/11/08       149,152.16      386,837.80
                                         50,000          .45%            5.38         4/25/08       190,903.70      498,025.11

---------------

 * Reflects the repricing, exchange and reissuance of certain stock options outstanding as of April 25, 1997 and having an exercise price of $5.50 and above, including certain options outstanding under the Stock Option Plan.
(1) All options were granted at an exercise price equal to the fair market value of the Common Stock on the date of grant. Such options may not be exercised later than 11 years, or earlier than six months, after the original date of grant.
(2) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall market conditions. The amounts reflected in this table may not necessarily be achieved.
(3) These options are subject to an accelerated vesting schedule based upon the appreciation in the market value of the Company's Common Stock, as described elsewhere in this Proxy Statement.

STOCK OPTION EXERCISES

     None of the named executive officers exercised any stock options during 1997. The table below shows the number of shares of Common Stock covered by both exercisable and unexercisable stock options held by the named executive officers as of December 31, 1997. The table also reflects the values for in-the-money options based on the positive spread between the exercise price of such options and the last reported sale price of the Common Stock on December 31, 1997, the last trading date in 1997 for the Common Stock.

                      AGGREGATED OPTION EXERCISES IN 1997
                           AND YEAR-END OPTION VALUES

                                                      NUMBER OF SECURITIES
                                                     UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                           OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                                        DECEMBER 31, 1997             DECEMBER 31, 1997
                                                   ---------------------------   ---------------------------
NAME                                               EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                               -----------   -------------   -----------   -------------
David E. McDowell................................    120,000        690,000       $135,000       $776,250
Randolph L. M. Hutto.............................         --        250,000             --             --
C. James Schaper.................................         --        250,000             --        281,250
Jerome H. Baglien................................         --        250,000             --        281,250
Harvey Herscovitch...............................         --         90,000             --        101,250

                         STOCK PRICE PERFORMANCE GRAPH

     The graph below reflects the cumulative stockholder return (assuming the reinvestment of dividends) on the Common Stock compared to the return of the Center for Research in Security Prices ("CRSP") Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Index") and the Company's peer group indices for the periods indicated. The graph reflects the investment of $100 on December 31, 1992 in the Common Stock, the Nasdaq Index and the Company's peer group indices. The Company's former peer group consisted of the following companies: Coastal Physician Group, Inc., CyCare Systems, Inc., HBO & Company, Health Management Systems, Inc., Misys P.L.C., Pacific Physician Services, Inc., Phycor Inc. and Shared Medical Systems, Inc. The Company's current peer group index (the "Peer Group Index") consists of the following companies: Cambridge Technology Partners, Cerner Corporation, Coastal Physician Group, Inc., HBO & Company, Health Management Systems, Inc., Misys P.L.C., Pacific Physician Services, Inc., Sapient Corporation, Phycor Inc. and Shared Medical Systems, Inc. In revising the Company's former peer group index, the Company took into consideration the Company's expansion into additional lines of business, the entry of new competitors into the Company's lines of business and the acquisition of Physician Support Systems, Inc. by National Data Corporation on ________, 1997.

                                (GRAPH TO COME)

     The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended (together, the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Each executive officer's compensation is determined annually by the disinterested members of the Board based upon the recommendations of the Compensation Committee of the Board (the "Compensation Committee"). As of the date hereof, the Compensation Committee consists of the three Board members whose names appear below. None of the disinterested members of the Board had, during 1997, any interlocking or other relationships with the Company that would call into question their independence with respect to executive compensation matters involving the Company. The Compensation Committee also receives input from the Chief Executive Officer regarding compensation of all executive officers other than the Chief Executive Officer, who considers the same criteria as those considered by the Compensation Committee, as described below.

     Compensation Components and Philosophy. The components of the Company's executive compensation program consist of base salaries, cash bonuses and long-term incentives, including stock options. The Company's compensation program is structured and administered to support the Company's business mission, which is to develop an organization that efficiently and effectively delivers healthcare information products and business management services, together with enabling technologies in selected industries, to its clients and generates favorable returns for its stockholders in the process. The program is designed to provide base salaries that represent competitive compensation for the Company's executive officers, and incentive compensation and long-term incentives that motivate the Company's executive officers to achieve strategic business objectives over the long-term.

     Base Salary. Each executive officer's base salary, including the base salary of the Chief Executive Officer, is based primarily upon the competitive market for the executive officer's services. It is the Compensation Committee's goal that the Company pay market level compensation for market level performance.

     In addition to competitive compensation information, the Compensation Committee evaluates certain qualitative factors, such as the Chief Executive Officer's and the Compensation Committee's perceptions of each executive officer's performance (i.e., experience, responsibilities assumed, demonstrated leadership ability and overall effectiveness) during the preceding year. Other factors considered by the Compensation Committee in formulating base salary recommendations include the level of an executive's compensation in relation to other executives in the Company with the same, more and less responsibilities than the particular executive, inflation, the performance of the executive's division or group in relation to established operating budgets, and the Company's guidelines for salary increases to non-executive employees which are determined as a part of the Company's annual budgeting and planning process. Additionally, for executive officers, compensation arrangements are often set forth in employment contracts with specified terms.

     Cash Bonus Awards. Except for the Chief Executive Officer, each executive officer is eligible to receive an annual cash bonus award. These cash bonuses generally are paid pursuant to an incentive compensation plan established at the beginning of each fiscal year in connection with the Company's preparation of its annual operating budget for such year. Consistent with the Company's compensation philosophy, under the incentive compensation plan, each executive (except the Company's Chief Executive Officer, whose cash bonus opportunities are discussed below) may receive a bonus for a given year amounting to a maximum of 80% of the executive's base salary. Because the Compensation Committee believes that the Company's overall financial performance is one of the most important factors in determining incentive compensation levels, the 1997 incentive compensation plan provided that an executive would not receive any bonus amounts unless the Company (and division, if applicable) achieved its established operating budget for such year. The 1997 incentive compensation plan further provided that if the relevant financial goals for the Company (and division, if applicable) for the first half of the year were not met by the end of the Company's second fiscal quarter in 1997, then the bonus payments for the executives would be reduced by 40%.

     In addition, in June 1997, the Company entered into letter agreements with certain executives in which the Company agreed that if such executive remained employed by the Company on December 31, 1997, then the Company would pay such executive a special one time retention bonus for 1997 in an amount equal to 75% of the executive's base salary. The Compensation Committee, in approving the bonuses, considered various relevant factors, including the high level of marketability of such executives and the necessity of their services to the achievement of the objectives of the Company in 1997.

     Restrike of Employee Options. On October 24, 1996, the Compensation Committee approved an adjustment of the exercise price for certain outstanding employee stock options which had an exercise price of $15.00 and above. No adjustment was made to any options held by executive officers or directors of the Company. The revised exercise price of $9.875 was established by reference to the closing price of the Common Stock on October 25, 1996. On April 25, 1997, the Compensation Committee approved an adjustment of the exercise price for certain outstanding employee stock options, which had an exercise price of $5.50 and above. The revised exercise price of $5.375 was established by reference to the closing price of the Company's Common Stock on April 25, 1997. The outstanding options held by current executive officers of the Company were adjusted as part of such option restrike, but no adjustments were made to any options held by directors or former employees of the Company. In approving both adjustments, the Compensation Committee relied upon the views of its outside advisors with respect to the legal, accounting and compensation issues associated with the action and took into consideration, among other things, the following factors: (i) the Company historically had paid salaries which were at or below market levels and had made up for lower salaries through stock option grants to employees; (ii) the Company historically had used stock options as its principal long-term incentive program; (iii) the highly skilled employees of the Company possessed marketable skills; and (iv) senior management of the Company believed that there was potential for increased attrition among its key employees and that adjustment of the exercise price of the outstanding options would significantly help to mitigate such risk.

     The following table sets forth information with respect to stock options held by current executive officers of the Company that were adjusted as part of the stock option exercise price adjustments described above, which are the only such adjustments that have occurred since the Company became a reporting company under the Acts.

                           TEN-YEAR OPTION REPRICINGS

                                         NUMBER OF     MARKET
                                         SECURITIES   PRICE OF    EXERCISE                LENGTH OF ORIGINAL
                                         UNDERLYING   STOCK AT    PRICE AT      NEW           OPTION TERM
                                          OPTIONS      TIME OF     TIME OF    EXERCISE         REMAINING
NAME                            DATE      REPRICED    REPRICING   REPRICING    PRICE     AT DATE OF REPRICING
----                          --------   ----------   ---------   ---------   --------   ---------------------
David E. McDowell...........  04/25/97    810,000      $5.3750     $ 8.50     $5.3750          10.58 yrs
C. James Schaper............  04/25/97    250,000       5.3750      10.25      5.3750          10.84 yrs
Harvey Herscovitch..........  04/25/97     40,000       5.3750      10.50      5.3750          10.81 yrs

     Stock Option Awards. The Company maintains stock option plans which are designed to align executives' and stockholders' interests in the enhancement of stockholder value. Stock options are granted under these plans by the Compensation Committee. Executive officers, including the Chief Executive Officer, are eligible to receive options under these plans. To encourage long-term performance, executive options typically vest over a three to five-year period and remain outstanding for eleven years.

     In making its decisions to approve stock option awards to executives, the Compensation Committee evaluates the Company's consolidated profitability for the year, the Company's growth plans, the desirability of long-term service from an executive, the number of options held by other executives in the Company with similar responsibilities as the executive at issue, and the amount and terms of options already held by the executive.

     Restricted Stock Awards. The Board adopted the Company's Restricted Stock Plan in 1994 to create additional long-term incentives for the senior executives of the Company to increase stockholder value. Immediately after the Board adopted the Restricted Stock Plan in August 1994, the disinterested members of the Board awarded an aggregate of 249,000 shares of restricted stock to five executives of the Company, including the Company's former Chief Executive Officer. No awards of restricted stock have been made pursuant to the Restricted Stock Plan since August 1994. The only employees who received awards pursuant to the Restricted Stock Plan have since resigned from the Company. The shares of restricted stock awarded to them were 50% vested prior to their resignations. Pursuant to severance agreements between the Company and the executives who have resigned from the Company, the remaining 50% vest in accordance with the vesting schedule set forth in the Restricted Stock Plan. An additional 25% of such shares vested on August 12, 1997.

     Re-Engineering Incentive Plan Unit Awards. In 1996, the Board adopted the Company's Re-Engineering, Consolidation and Business Improvement Cash Incentive Plan (the "Re-Engineering Incentive Plan") to retain and provide incentives to key employees necessary to effectuate the Company's comprehensive re-engineering and consolidation project (the "Re-Engineering Project") through awards denominated in stock units which were payable in cash upon vesting. Awards made under the Plan were to vest and become payable in full upon the successful completion of the Re-Engineering Project and achievement of the business improvement milestones set forth in the Re-Engineering Incentive Plan, as determined in the sole and absolute discretion of the Compensation Committee. An aggregate of 156,583 units were granted under the Re-Engineering Incentive Plan. In 1996, the Company abandoned the Re-Engineering Project. All outstanding awards under the Re-Engineering Incentive Plan expired, terminated and were forfeited on January 1, 1998.

     Deductibility of Certain Compensation. Section 162(m) of the Code generally disallows a tax deduction to publicly held corporations for compensation in excess of $1 million in any taxable year that is paid to the corporation's chief executive officer or to the four other most highly compensated executive officers. The Compensation Committee has considered the provisions of Section 162(m) and the Stock Option Plan was amended in 1996 to make certain sections of the plan compatible with that provision of the Code, while maintaining the Compensation Committee's flexibility to exercise business judgment in determining awards to take account of business conditions or the performance of individual executives. No named executive received compensation in 1997 that will be subject to the Section 162(m) limitation on deductibility.

     Chief Executive Officer Compensation. Effective October 31, 1996, David E. McDowell was appointed Chairman and Chief Executive Officer of the Company. In connection with that appointment, the Compensation Committee determined that the best interests of the Company's stockholders would be served by the procurement from Mr. McDowell of an employment agreement, the terms of which are described elsewhere in this Proxy Statement.

     In addition, upon considering the Compensation Committee's desire to augment Mr. McDowell's long-term incentive for continued employment with the Company and the Compensation Committee's desire to shift annual cash compensation opportunities into an equity-based program, the Compensation Committee recommended, and the disinterested members of the Board approved the following: (i) pursuant to the terms of his employment agreement, Mr. McDowell is ineligible to participate in the Company's incentive compensation plan absent written authorization of the Compensation Committee; and (ii) Mr. McDowell instead received a grant of options to acquire 810,000 shares of Common Stock under the Stock Option Plan. Six hundred thousand (600,000) of such options vest ratably over a five-year period from the date of grant. The remaining 210,000 options are performance-based options and vest one-third upon 100% appreciation in the closing price of the Common Stock over the closing price of the Common Stock on the date of grant, one-third upon 200% appreciation and the remaining one-third upon 300% appreciation. All unvested performance-based options shall vest on November 19, 2001. In addition, on February 1, 1998, the Compensation Committee awarded to Mr. McDowell a special bonus in the amount of $150,000 to recognize his contributions to the Company in 1997.

                                          COMPENSATION COMMITTEE
                                          Robert C. Bellas, Jr., Chairman
                                          David R. Holbrooke, M.D.
                                          John C. Pope

March   , 1998

     The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Acts, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As described earlier in this Proxy Statement, the Company has a Compensation Committee of the Board composed of Robert C. Bellas, Jr., Chairman, David R. Holbrooke, M.D., and John C. Pope. Each member of the Compensation Committee is a "non-employee director" as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is an "outside director" as provided for in Section 162(m) of the Code.

                              CERTAIN TRANSACTIONS

     Leases. Medaphis Physician Services Corporation ("MPSC") leased certain offices in Chattanooga, Tennessee from Financial Enterprises III ("FE III"), a limited liability company in which Dennis A. Pryor (a member of the Board of Directors) owns a 50% interest. MPSC made payments on behalf of a client pursuant to a separate lease of offices in Raleigh, North Carolina owned by FE
III. MPSC paid FE III approximately $57,300 pursuant to such leases during 1997.

  Employment Agreements

     In November 1996, the Company and David E. McDowell, the Company's Chairman and Chief Executive Officer, entered into a five-year employment agreement which contains certain non-competition, non-solicitation and change in control provisions. Pursuant to that agreement, Mr. McDowell received a signing incentive of $500,000 and is to receive a base salary of at least $300,000 per year. Mr. McDowell is entitled to reimbursement of certain expenses, including housing and travel expenses, and is also entitled to receive an amount equal to any federal and state income taxes payable by him as a result of such expense reimbursement. Upon early termination of the agreement by the Company other than for cause or by Mr. McDowell for "good reason" or by either party for any reason following certain change in control events, the Company is obligated to pay Mr. McDowell his annual salary, to provide for the continued vesting of stock option awards described in the agreement and to provide for certain health insurance benefits to Mr. McDowell through November 19, 2001. Upon certain change in control events and a termination of the agreement by Mr. McDowell, the Company will pay to Mr. McDowell (in lieu of its obligation to make the foregoing payments of salary and to provide the foregoing benefits), a termination payment in periodic installments or a lump sum (at Mr. McDowell's option) equal to the salary that would have been payable to Mr. McDowell pursuant to the agreement from the date of termination until November 18, 2001, and an additional amount sufficient to make Mr. McDowell whole with respect to any tax which may be imposed by Section 4999 of the Code . A "change in control event" is generally defined in the agreement as the adoption of a plan of liquidation or approval of the dissolution of the Company, certain mergers and consolidations of the Company, the sale or transfer of substantially all of the Company's assets, certain changes in the composition of the Company's Board of Directors, or the acquisition of more than 30% of Common Stock by any individual, entity, group or other person. Mr. McDowell also received options to purchase up to 810,000 shares of Common Stock. See also "Employment Agreements."

     In January 1997, the Company and Jerome H. Baglien, the Company's former Senior Vice President and Chief Financial Officer, entered into a three-year employment agreement which contains certain non-competition and non-solicitation provisions. Pursuant to that agreement, Mr. Baglien is to receive a base salary of $250,000 per year (subject to adjustments by any increases given in the normal course of business), and is entitled to an incentive compensation payment equal to 80% of his base salary, subject to achievement of certain performance objectives set by the Board. Mr. Baglien is entitled to reimbursement of certain expenses, including relocation expenses, and is also entitled to receive an amount equal to any federal and state income taxes payable by him as a result of such expense reimbursement. Upon early termination of Mr. Baglien's employment by the Company other than for cause or by Mr. Baglien for "good reason," the Company is obligated to continue to pay Mr. Baglien his annual salary and to cover him under certain welfare plans as if his employment had not been terminated. Mr. Baglien also received options to purchase up to 250,000 shares of Common Stock. In June 1997, the Company and Mr. Baglien entered into a letter agreement in which the Company agreed that if Mr. Baglien remained employed by the Company on December 31, 1997, then the Company would pay him a special one time bonus for 1997 in the amount of $187,500. Mr. Baglien resigned from his position with the Company in January 1998. See also "Employment Agreements."

     In February 1997, the Company and C. James Schaper, an Executive Vice President of the Company, entered into a three-year employment agreement which contains certain non-competition, non-solicitation and change in control provisions. Pursuant to that agreement, Mr. Schaper received a signing bonus of $100,000, and is to receive a base salary of $250,000 per year (subject to adjustments by any increases given in the normal course of business), and is entitled to an incentive compensation payment equal to 80% of his base salary, payable at the discretion of the Board. At the end of the first year of the agreement, Mr. Schaper is eligible to receive an additional payment of $100,000. In the event Mr. Schaper's employment is terminated by the Company without cause, the Company will remain subject to its obligations under the agreement as if Mr. Schaper remained employed for the balance of the agreement's three-year term. In the event that Mr. Schaper elects to resign from the Company following a change in control of the Company, he is entitled to receive a severance payment equal to the greater of one year of salary continuation at his then current base salary or the amount of the payments due and owing to him through the remaining term of the agreement. A "change in control" is generally defined in the agreement as any consolidation, merger, reorganization or other transaction in which the Company is not the surviving entity or the sale of a substantial portion of the Company's assets. Mr. Schaper also received options to purchase up to 250,000 shares of Common Stock. In June 1997, the Company and Mr. Schaper entered into a letter agreement in which the Company agreed that if Mr. Schaper remained employed by the Company on December 31, 1997, then the Company would pay him a special one time bonus for 1997 in the amount of $187,500. On January 27, 1998, Mr. Schaper was promoted to Chief Operating Officer of the Company. See also "Employment Agreements."

     In April 1997, the Company and Harvey Herscovitch, the Senior Vice President, Strategy and Organization of the Company, entered into a two-year employment agreement which contains certain non-competition, non-solicitation and change in control provisions. Pursuant to that agreement, Mr. Herscovitch is to receive a base salary of $140,000 per year (subject to adjustments by any increases given in the normal course of business), and is entitled to an incentive compensation payment equal to 40% of his base salary, payable at the discretion of the Board. Mr. Herscovitch is also entitled to a housing allowance and to reimbursement of certain commuting expenses. In the event Mr. Herscovitch's employment is terminated by the Company without cause, the Company will remain subject to its obligations under the agreement as if Mr. Herscovitch remained employed for the balance of the agreement's two-year term. In the event that Mr. Herscovitch elects to resign from the Company following a change in control of the Company, he is entitled to receive a severance payment equal to the greater of one year of salary continuation at his then current base salary or the amount of the payments due and owing to him through the remaining term of the agreement. A "change in control" is generally defined in the agreement as any consolidation, merger, reorganization or other transaction in which the Company is not the surviving entity or the sale of a substantial portion of the Company's assets. Mr. Herscovitch also received options to purchase up to 40,000 shares of Common Stock. In June 1997, the Company and Mr. Herscovitch entered into a letter agreement in which the Company agreed that if Mr. Herscovitch remained employed by the Company on December 31, 1997, then the Company would pay him a special one time bonus for 1997 in the amount of $105,000. See also "Employment Agreements."

     In July 1997, the Company and Randolph L. M. Hutto, the Executive Vice President, General Counsel and Secretary of the Company, entered into a three-year employment agreement which contains certain non-competition, non-solicitation and change in control provisions. Pursuant to that agreement, Mr. Hutto received a signing bonus of $100,000 (structured as a loan to be forgiven in the event Mr. Hutto remains employed by the Company on the first anniversary of the agreement), and is to receive a base salary of $250,000 per year (subject to adjustments by any increases given in the normal course of business). Mr. Hutto also is entitled to an incentive compensation payment equal to 80% of his base salary, payable at the discretion of the Board; provided, however, that the payment of such incentive compensation for 1997 is guaranteed, and is to be pro-rated based upon the number of months that Mr. Hutto is employed by the Company during 1997. Upon early termination of Mr. Hutto's employment by the Company other than for cause or by Mr. Hutto for "good reason," Mr. Hutto is entitled to elect a severance payment equal to two years of salary and benefit continuation, or his then current monthly salary multiplied by the number of months remaining in the initial term of the agreement, in each case excluding any incentive bonus payments. In the event Mr. Hutto's employment by the Company is terminated in connection with a change in control of the Company, he is entitled to receive a severance payment equal to two years of salary and benefits, including incentive bonus payments. A "change in control" is generally defined in the agreement as any consolidation, merger, reorganization or other transaction in which the Company is not the surviving entity or certain changes in the composition of the Company's Board of Directors. Mr. Hutto also received options to purchase up to 250,000 shares of Common Stock. See also "Employment Agreements."

     In January 1998, the Company and Allen W. Ritchie, the Executive Vice President and Chief Financial Officer of the Company, entered into a three-year employment agreement which contains certain non-competition, non-solicitation and change in control provisions. Pursuant to that agreement, Mr. Ritchie is to receive a base salary of $300,000 per year, subject to adjustments in the normal course of business, and he is entitled to an incentive compensation payment of up to 80% of his base salary, payable at the discretion of the Board. Upon early termination of Mr. Ritchie's employment by the Company other than for cause or by Mr. Ritchie for "good reason," Mr. Ritchie is entitled to elect a severance payment equal to two years of salary and benefit continuation, or his then current monthly salary multiplied by the number of months remaining in the initial term of the agreement, in each case excluding any incentive bonus payments. In the event Mr. Ritchie's employment by the Company is terminated in connection with a change in control of the Company, he is entitled to receive a severance payment equal to two years of salary and benefits, including incentive bonus payments. A "change in control" is generally defined in the agreement as any consolidation, merger, reorganization or other transaction in which the Company is not the surviving entity or certain changes in the composition of the Company's Board of Directors. Mr. Ritchie is also to receive options to purchase up to 300,000 shares of Common Stock. See also "Employment Agreements."

                            SECTION 16(A) BENEFICIAL
                         OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who own more than 10% percent of the Common Stock to file certain reports with respect to each such person's beneficial ownership of the Common Stock, including statements of changes in beneficial ownership on Form 4. In addition, Item 405 of Regulation S-K requires the Company to identify in its Proxy Statement each reporting person that failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal years. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto all such persons complied with the applicable reporting requirements, except (i) Harvey Herscovitch, the Senior Vice President, Strategy and Organization, of the Company, who filed one late report on Form 5 relating to the repricing of existing stock options and (ii) Mark P. Colonnese, the Vice President and Controller of the Company, who filed one late report on Form 3 relating to the delegation to him of the duties of Principal Accounting Officer of the Company.

                   PROPOSAL TO AMEND THE MEDAPHIS CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN

     The Board has approved and recommends to the stockholders that they approve a proposal to amend the Medaphis Corporation Employee Stock Purchase Plan, as amended (the "Stock Purchase Plan"), to increase the number of shares of Common Stock available for sale under such plan from 300,000 to 1,000,000, an increase of 700,000 shares of Common Stock. The text of the proposed amendment to the Stock Purchase Plan is contained in the Third Amendment to the Stock Purchase Plan, which has been approved by the Board and the Compensation Committee of the Board and has been executed on behalf of the Company effective as of December 31, 1997, subject to stockholder approval. A copy of the Third Amendment to the Stock Purchase Plan is attached as Exhibit A to this Proxy Statement.

     The proposed amendment to the Stock Purchase Plan will be approved upon receiving the affirmative vote of holders of a majority of the shares present or represented by proxy and entitled to vote at the meeting. Proxies will be voted in accordance with the specifications marked thereon, and if no specification is made on a proxy that is properly executed and returned, will be voted "FOR" adoption of the proposed amendment to the Stock Purchase Plan.

     When the Stock Purchase Plan was adopted by the Company in 1996, the maximum number of shares of Common Stock made available for sale thereunder was fixed at 300,000. Since then, employees of the Company have purchased a total of 279,110 of those shares, leaving only 20,890 shares available for sale under the Stock Purchase Plan in 1998. Under the terms of the Stock Purchase Plan, the number of shares of Common Stock that can be sold thereunder cannot be materially increased without obtaining the approval of the stockholders of the Company. Without such increase, the number of shares remaining available for sale under the Stock Purchase Plan will be insufficient to allow the Company to continue such sales on a meaningful basis.

     The Board has determined that the proposed amendment to the Stock Purchase Plan is in the best interests of the Company and its stockholders. The Board believes that the Stock Purchase Plan is an effective method to attract and retain employees and that the availability of shares for future purchases under the Stock Purchase Plan is important to the Company's business prospects and operations.

     The following is a summary of the provisions of the Stock Purchase Plan. This summary is qualified in its entirety by reference to such plan.

     Summary Description of the Stock Purchase Plan. The Stock Purchase Plan permits eligible employees of the Company and certain subsidiaries to purchase shares of Common Stock at a price equal to 85% of the fair market value of the Common Stock. The Stock Purchase Plan is intended to provide eligible employees with an opportunity to be compensated through the benefits of stock ownership and to acquire an interest in the Company through the purchase of Common Stock.

     The Stock Purchase Plan is administered by the Compensation Committee and is a qualified employee stock purchase plan under Section 423 of the Code. The directors have full authority to interpret the Stock Purchase Plan and to prescribe, amend and rescind rules and regulations relating to the Stock Purchase Plan, in a manner consistent with the terms and conditions of the Stock Purchase Plan.

     Eligible employees, including directors who are employees of the Company, who elect to participate in the Stock Purchase Plan accumulate funds to purchase Common Stock through payroll deductions. All employees of the Company and its U.S. subsidiaries are eligible to participate in the Stock Purchase Plan other than employees who (i) customarily are employed for twenty (20) hours per week or less or (ii) own shares and/or options to purchase shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or any parent or subsidiary.

     Prior to each six month purchase period, participating employees may authorize the Company to withhold a percentage of the participant's compensation (which percentage shall be at least one percent (1%) and not exceed ten percent (10%) of such participant's annual compensation) during such purchase period for purposes of purchasing shares of Common Stock under the Stock Purchase Plan. Participants must purchase a minimum of one share in each six month purchase period. A participant may withdraw the balance of the cash credited to his or her account under the Stock Purchase Plan by giving written notice to the Company prior to the date specified by the Company before the end of the current purchase period. At the end of each purchase period, the amounts accumulated for each participating individual are automatically applied to the purchase of Common Stock. The purchase price of such shares of Common Stock is equal to the lesser of (i) 85% of the fair market value of one share of Common Stock on the first day of the six month purchase period, or (ii) 85% of the fair market value of one share of Common Stock on the last day of the six month purchase period. No participant shall be granted any option to purchase shares of Common Stock under the Stock Purchase Plan at a rate of more than $25,000 worth of stock (measured by the fair market value on the date the option is granted) in any calendar year.

     The number of shares of Common Stock covered by the Stock Purchase Plan is subject to adjustment by the Compensation Committee, without further action by the stockholders, in the event of a recapitalization, reclassification, stock split, combination of shares or stock dividend. The Compensation Committee may amend or terminate the Stock Purchase Plan at any time without further stockholder approval, except with respect to any amendment to increase the number of shares of Common Stock covered by the Stock Purchase Plan or to the extent required by Rule 16b-3 of the Exchange Act.

     Estimate of Benefits. Pursuant to the Stock Purchase Plan, 20,890 shares of Common Stock remain available for sale to participating employees. In the event that the stockholders approve the proposed amendment, an additional 700,000 shares of Common Stock will be available for purchase by eligible employees, including directors who are employees of the Company and the named executive officers. None of the named executive officers or directors who are employees of the Company have participated in the Stock Purchase Plan in the past. The aggregate number of shares that may be purchased in the future on behalf of the named executive officers and directors (in the event that any of them elect to participate in the Stock Purchase Plan), as well as the dollar value of the benefits that may be received by such persons from the Stock Purchase Plan, are not currently determinable.

     Federal Income Tax Consequences. The Stock Purchase Plan is designed to qualify as an "employee stock purchase plan" under Section 423 of the Code. Assuming that the Stock Purchase Plan satisfies the requirements of Section 423, the following is a general summary of the federal income tax consequences to an employee participating in the Stock Purchase Plan and to the Company as a result of maintaining the Stock Purchase Plan.

     Amounts deducted from a participating employee's pay to purchase shares under the Stock Purchase Plan will be included in the employee's taxable income for the year in which those amounts are deducted. The amount of the discount available to an employee upon the purchase of shares will not be included in the employee's taxable income at the time of purchase. However, the employee may be required to recognize all or a portion of this amount as ordinary income upon the disposition of the shares or at the employee's death. If the employee disposes of the shares within two years of the date of purchase, the employee will be required to recognize an amount equal to the discount as ordinary income in the year of disposition. If the employee does not dispose of the shares for at least two years from the date of purchase, or if the employee dies (at any time) while owning the shares, the employee will be required to recognize ordinary income at such time in an amount equal to the lesser of (i) the excess of the shares' fair market value at such time over the amount paid for the shares, or (ii) the discount available to the employee upon the purchase of the shares. The employee's tax basis in the shares will be increased by the amount of any ordinary income required to be recognized and the employee's gain or loss on a disposition of the shares will be equal to the difference between the tax basis (as so increased) and the amount received upon the disposition.

     The Company is not entitled to a deduction with respect to the amount of the discount available to an employee unless the employee disposes of the shares within two years of the date of purchase. The amount of the Company's deduction in that case is equal to the amount of the discount and must be taken in the Company's taxable year in which the disposition occurs.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE STOCK PURCHASE PLAN.

          PROPOSED MEDAPHIS CORPORATION LEVERAGED STOCK PURCHASE PLAN

     The Board has approved and recommends to the stockholders that they approve a proposal to adopt the Medaphis Corporation Leveraged Stock Purchase Plan. The Leveraged Stock Purchase Plan is summarized below.

     The proposed Leveraged Stock Purchase Plan will be adopted upon receiving the affirmative vote of holders of a majority of the shares present or represented by proxy and entitled to vote at the meeting. Proxies will be voted in accordance with the specifications marked thereon, and if no specification is made, will be voted "FOR" adoption of the proposed Leveraged Stock Purchase Plan.

     The Compensation Committee and the Board have determined that the proposed Leveraged Stock Purchase Plan is in the best interests of the Company and its stockholders. The Leveraged Stock Purchase Plan is intended to advance the interests of the Company by encouraging the identification of participants with stockholders by increasing their personal equity stake in the Company. It also incorporates an important element of investment risk that generally is not found in other executive incentive plans, because participants in the Leveraged Stock Purchase Plan share in both the upside and downside potential inherent in stock ownership by purchasing a substantial amount of Common Stock using full-recourse loans. The Leveraged Stock Purchase Plan is thus designed to promote the long-term growth and financial success of the Company by strengthening the links between the Company's senior management and stockholders.

     The following is a summary of the proposed Leveraged Stock Purchase Plan. This summary is qualified in its entirety by reference to such plan, the full text of which is set forth in Exhibit B to this Proxy Statement.

     Summary Description of the Leveraged Stock Purchase Plan. The members of the Compensation Committee and the Board adopted the Medaphis Corporation Leveraged Stock Purchase Plan on February 1, 1998. The Leveraged Stock Purchase Plan is administered by a committee (the "Committee") composed of members of the Board who are disinterested persons within the meaning of Rule 16b-3 ("Rule 16b-3") of the Exchange Act. Such directors have the power to select award recipients and to determine the terms and conditions of each award, consistent with the terms and conditions of the Leveraged Stock Purchase Plan. The Leveraged Stock Purchase Plan provides that the aggregate number of shares of Common Stock available for issuance pursuant to such plan is ________.

     The initial participants in the Leveraged Stock Purchase Plan will be certain senior executives of the Company selected by the Committee to receive purchase awards under the Leveraged Stock Purchase Plan. Participants will be offered the opportunity to purchase a specified minimum and maximum number (which may be the same) of shares of the Company's Common Stock ("Purchase Awards") on a specified date at the average of the high and low sales prices for the Common Stock as reported on the Nasdaq National Market on such date (the "Average Stock Price"). In the case of initial participants in the Leveraged Stock Purchase Plan, this date is expected to be April 15, 1998. This purchase will be fully financed by full-recourse, interest-bearing loans provided by the Company (a "Purchase Loan"). As currently contemplated by the Committee, approximately ____ participants, including the Chief Executive Officer and the other current executive officers, will receive Purchase Awards on April 15, 1998 for a total number of shares of Common Stock to be determined by dividing $________ by the Average Stock Price, subject to the approval of the Leveraged Stock Purchase Plan by the Company's stockholders.

     The Leveraged Stock Purchase Plan provides that a participant will exercise a Purchase Award by delivering to the Company on or prior to the Purchase Date
(i) a notice stating the number of shares (not less than the minimum number and not more than the maximum number specified in the Purchase Award) such participant elects to purchase on the purchase date, and (ii) an executed Purchase Note (as defined in the Leveraged Stock Purchase Plan) and any other documents required pursuant to the Leveraged Stock Purchase Plan, or in lieu of a Purchase Note, a Participant may deliver cash in the amount of the total purchase price for the shares of Common Stock purchased pursuant to the Purchase Award. Any participant who does not elect to purchase at least the minimum number of shares under the Purchase Award on or prior to the purchase date will forfeit any rights under the Leveraged Stock Purchase Plan with respect to such Purchase Award, including, without limitation, any right to receive a Purchase Loan.

     The Leveraged Stock Purchase Plan provides that the exercise of the Purchase Award, the delivery of the Purchase Note and the issuance by the Company of the Common Stock purchased pursuant to the Purchase Award will be effective at 5:00 p.m., Eastern time, on the purchase date (the "Closing Time"). After the Closing Time, such participant will be deemed a stockholder of the Company and will be entitled (i) to dividends and distributions on such Common Stock owned or pledged, (ii) to exercise all voting rights with respect to the Common Stock, and (iii) subject to the terms of the Leveraged Stock Purchase Plan, the Purchase Loan and related documents, to transfer the Common Stock.

     The Leveraged Stock Purchase Plan provides that the Company will extend a Purchase Loan to a participant upon exercise of a Purchase Award. The original principal amount of the Purchase Loan will be equal to the total purchase price of the Purchase Award. Such Purchase Loan will be evidenced by the Purchase Note with full recourse against the maker. The obligations of each participant under a Purchase Note will be unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by any change in the existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or the market value of the Common Stock or any resulting release or discharge of any obligation of the Company or the existence of any claim, set-off or other rights which any participant may have at any time against the Company or any other person, whether in connection with the Plan or with any unrelated transactions.

     The Purchase Loan for each participant will accrue interest at the rate necessary to avoid imputation of compensation income to participants. This rate is determined by reference to the "applicable federal rate" (as determined under Section 1274(d) of the Code; the applicable federal rate as of February 1998 for six-year loans was 5.69%.

     The Leveraged Stock Purchase Plan provides that payment of the Purchase Note will be secured by a pledge of all of the shares of Common Stock acquired by the Participant upon the exercise of the Purchase Award to which the Purchase Loan relates. A participant will have the right to sell shares of Common Stock acquired pursuant to a Purchase Award at any time, but the proceeds of such sale must be applied against the outstanding balance of the Purchase Loan.

     The Purchase Loans for participants will mature on April 30, 2004. Except as provided below, no payments will be due with respect to Purchase Loans until April 30, 2004, and during the period from April 30, 2001 through April 30, 2004, the principal balance of the Purchase Loans (including accrued but unpaid interest) will be payable in equal annual installments such that the entire balance of the Purchase Loans will be paid in full as of April 30, 2004.

     The Leveraged Stock Purchase Plan provides that to the extent the participant receives cash dividends or other distributions paid in cash on Common Stock purchased under the Leveraged Stock Purchase Plan, the participant will prepay the Purchase Loan by the full pre-tax amount, net of any required tax withholding on such dividends or other distribution, of such dividend or distribution received within ten (10) days of receipt.

     The Leveraged Stock Purchase Plan provides that the payment of the Purchase Loan will be accelerated if a participant's service is terminated by the participant other than for disability or constructive termination, or by the Company for cause. In the event of a change of control (as defined in the Leveraged Stock Purchase Plan), the Purchase Loan must be repaid on the 45th day after such event. The Purchase Loan may also be prepaid at any time at the participant's option.

     The Leveraged Stock Purchase Plan provides that the Board of Directors, upon the recommendation of the Committee, may amend, suspend, or terminate the Leveraged Stock Purchase Plan at any time, but no amendment, suspension or termination of the Leveraged Stock Purchase Plan may, without the consent of the participant, adversely affect such participant's rights under the Leveraged Stock Purchase Plan in any material respect.

     Estimate of Benefits. It is currently contemplated that Purchase Awards and Purchase Loans will be granted to initial participants as follows:

NAME AND POSITION                                           DOLLAR VALUE(1)   PURCHASE LOAN
-----------------                                           ---------------   -------------
David E. McDowell.........................................    $1,000,000       $1,000,000
Randolph L. M. Hutto......................................    $        0       $        0
C. James Schaper..........................................    $1,000,000       $1,000,000
Jerome H. Baglien.........................................            (2)              (2)
Harvey Herscovitch........................................    $  200,000       $  200,000
All executive officers as a group.........................
All non-employee directors as a group.....................
All non-executive officer employees as a group............

---------------
(1) The exact number of shares to be awarded will be determined by dividing the Dollar Value for each individual by the Average Stock Price.
(2) As discussed elsewhere in this Proxy Statement, Mr. Baglien resigned from the Company in 1997. See "Certain Transactions."

     Federal Income Tax Consequences. The following is a summary of the material tax consequences of the Leveraged Stock Purchase Plan to the Company and to the participants, based upon the Code, Treasury regulations thereunder, administrative rulings and court decisions as of the date hereof.

     In general, participants should not be subject to federal income tax upon purchasing Common Stock (the "Plan Stock") pursuant to a Purchase Award. A participant who is subject to Section 16(b) of the Securities Exchange Act of 1934, and who has made another nonexempt purchase of Common Stock within six months before his or her purchase pursuant to the Purchase Award (a "Restricted Participant"), would be taxed at ordinary income rates on the excess (if any) of
(a) the fair market value of the Plan Stock (i.e., the average of the high and low prices for the Company's Common Stock on the Nasdaq National Market ) on the earlier of (i) six months after the purchase date of the Plan Stock and (ii) the first date on which the participant can sell the Plan Stock without being subject to short-swing profit recovery, over (b) the amount paid for such Plan Stock, unless the participant made a timely election under Section 83(b) of the Code. The following discussion assumes that any Restricted Participants will each make the election under Section 83(b) of the Code. The following discussion also assumes that participants will not enter into "straddles" (generally, offsetting positions) or "constructive sales" within the meaning of the Code with respect to the Company's Common Stock.

     Any dividends or distributions on the Plan Stock will be includable in the participants' income to the extent made out of the Company's earnings and profits. When the Plan Stock is sold, the sale will result in capital gain or loss measured by the difference between the amount paid for the Plan Stock when purchased by the participant and the amount realized upon sale. Such capital gain or loss will be long-term or short-term, depending on the holding period for the Plan Stock.

     The participants will generally be able to deduct the interest that accrues on the Purchase Loans as it accrues (rather than as it is paid), but subject to the limitations described below. The Purchase Loans will be original issue discount ("OID") loans and the interest on the Purchase Loans will accrue on a "constant yield to maturity" basis. Under these rules, increasingly greater amounts of OID will be deductible over successive accrual periods over the term the Purchase Loans are outstanding.

     The interest on the Purchase Loans will be "investment interest" and therefore may be deducted only to the extent of each participant's net investment income, including investment income relating to other investments (i.e., the excess of investment income, including dividends on Plan Stock, other dividends and income from the disposition of property held for investment, over expenses directly connected with the production of such income). Investment interest that is not deducted can be carried forward indefinitely. When the Plan Stock is sold, investment interest that has been carried forward may be used to offset any gain realized on such sale.

     Assuming that all Restricted Participants make a timely election under
Section 83(b) of the Code, no deduction will be available to the Company upon the purchase of Plan Stock by participants. The Company will include in its gross income the interest on the Purchase Loans on the same constant yield to maturity basis referred to above.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE LEVERAGED STOCK PURCHASE PLAN.

             PROPOSED MEDAPHIS CORPORATION DEFERRED INCENTIVE PLAN

     The Board has approved and recommends to the stockholders that they approve a proposal to adopt the Medaphis Corporation Deferred Incentive Plan. The Deferred Incentive Plan is summarized below.

     The proposed Deferred Incentive Plan will be adopted upon receiving the affirmative vote of holders of a majority of the shares present or represented by proxy and entitled to vote at the meeting. Proxies will be voted in accordance with the specifications marked thereon, and if no specification is made, will be voted "FOR" adoption of the proposed Deferred Incentive Plan.

     The Compensation Committee and the Board have determined that the proposed Deferred Incentive Plan is in the best interests of the Company and its stockholders. The Deferred Incentive Plan is intended to advance the interests of the Company by offering participants the potential for substantial financial incentives based on continued service, stock price performance and total return to stockholders relative to that of other companies, thereby furthering the Company's progression toward incentives which increase the portion of management compensation which is dependent upon share value.

     The following is a summary of the proposed Deferred Incentive Plan. This summary is qualified in its entirety by reference to such plan, the full text of which is set forth in Exhibit C to this Proxy Statement.

     Summary Description of the Deferred Incentive Plan. The members of the Compensation Committee and the Board adopted the Medaphis Corporation Deferred Incentive Plan on February 1, 1998. The Deferred Incentive Plan is administered by a committee (the "Committee") composed of members of the Board who are disinterested persons within the meaning of Rule 16b-3. Such directors have the power to select award recipients and their allotments and to determine the terms and conditions of each award consistent with the terms and conditions of the Deferred Incentive Plan.

     The initial participants in the Plan will be certain senior executives of the Company selected by the Committee to receive deferred cash awards ("Deferred Awards"), which will be payable in whole or in part based upon the performance of the Common Stock during the period from the date of grant of the Deferred Awards through December 31, 2000 (the "Performance Period"). The maximum Deferred Award that may be made to any one participant is $2,000,000.

     The Deferred Incentive Plan provides that if, at any time during the Performance Period for a Deferred Award, the market price of the Common Stock on at least 10 trading days during a period of 20 consecutive trading days equals or exceeds the following Stock Price Goals, a percentage of the Deferred Award (including any percentage thereof that has previously been earned based upon earlier periods of trading) will be earned as set forth below:

                                                                AGGREGATE
                                                              PERCENTAGE OF
                                                              DEFERRED AWARD
MARKET PRICE ACHIEVED                                             EARNED
---------------------                                         --------------
At least $15 but less than $20..............................     33 1/3%
At least $20 but less than $25..............................     66 2/3%
$25 or more.................................................        100%

     The Deferred Incentive Plan provides that a Deferred Award may also be earned as of the end of the Performance Period (to the extent not already earned based upon the Stock Price Goals) based upon the Total Shareholder Return Goal, as follows:

                                                                AGGREGATE
                                                              PERCENTAGE OF
                                                              DEFERRED AWARD
COMPARATIVE PERFORMANCE PERCENTILE(1)                             EARNED
-------------------------------------                         --------------
Below 60th..................................................          0%
60th........................................................     33 1/3%
70th........................................................     66 2/3%
80th and Above..............................................        100%

---------------

(1) The Comparative Performance Percentile means the Company's total shareholder return for the Performance Period, compared to the common stocks (the "Index Stocks") included in Standard & Poor's 400 Mid-Cap, or in the event such index is no longer available, such comparable stock market index as may be selected by the Committee. It is calculated by (i) calculating the total shareholder return of each Index Stock; (ii) ranking the Index Stocks according to the total shareholder return, (iii) ranking the Company amongst such Index Stocks according to the total shareholder return of the Company,
    (iv) dividing (x) that number of Index Stocks with lower total shareholder returns than the total shareholder return of the Company by (y) the number of Index Stocks plus 1, and (v) multiplying such quotient by 100.

     The Deferred Incentive Plan provides that if the aggregate percentage of the Deferred Award earned as a result of the Total Shareholder Return Goal set forth in the foregoing table is greater than the aggregate percentage of the Deferred Award earned through the end of the Performance Period based upon the Stock Price Goals, then the Company will pay the participant a Deferred Award equal to the difference between such amounts. The applicable percentage of the Deferred Award earned for performance between the listed percentiles will be interpolated on a straight-line basis (but if performance is below the 60th percentile, none of the Deferred Award will be earned based upon the Total Shareholder Return Goal).

     The Deferred Incentive Plan provides that upon a termination of service of a participant prior to the end of the Performance Period for any reason except death, disability, retirement, constructive termination or an involuntary termination of service without cause, the participant will not be entitled to any payment with respect to his or her Deferred Award.

     The Deferred Incentive Plan provides that upon a termination of service of a participant prior to the end of the Performance Period due to retirement, death, disability, constructive termination or an involuntary termination of service without cause, the participant (or the participant's estate) will continue to be entitled to a potential payment under the participant's Deferred Award based on the achievement of the goals during the remainder of the Performance Period, as if the participant had not experienced a termination of service.

     Upon a change of control of the Company (as defined in the Deferred Incentive Plan), all participants who have not experienced a termination of service before the change of control will be entitled to receive, not later than the 45th day after the change of control, payment of the full amount of their Deferred Awards regardless of whether the goals have been achieved.

     The Deferred Incentive Plan provides that the Board of Directors upon the recommendation of the Committee may amend, suspend or terminate the Deferred Incentive Plan at any time, but no amendment, suspension or termination of the Deferred Incentive Plan may, without the consent of the participant, adversely affect such participant's rights under the Deferred Incentive Plan in any material respect.

     Shareholders are being asked to approve the Deferred Incentive Plan so that Deferred Awards thereunder will qualify as exempt from the limitations on deductibility of certain executive compensation imposed by Section 162(m) of the Code ("Section 162(m)"). Section 162(m) generally disallows deductions for compensation in excess of $1 million to any covered executive of a public company. Covered executives include each executive who is, at the end of the tax year in which the compensation would (but for

Section 162(m)) be deductible by the company, either the chief executive officer or one of the other four highest-paid executives. However, Section 162(m) exempts from this limitation compensation that is paid based upon the achievement of objective, pre-established, stockholder-approved performance goals. The Deferred Incentive Plan has been designed so as to be eligible for this exemption, if the stockholders approve it. A vote for the Deferred Incentive Plan will be deemed to constitute approval of the Stock Price Goals, the Total Shareholder Return Goals and all other material features of the Deferred Incentive Plan.

     Estimate of Benefits. It is currently contemplated that Deferred Awards will be granted to initial participants as follows:

NAME AND POSITION                                             AMOUNT OF AWARD
-----------------                                             ---------------
David E. McDowell...........................................    $1,000,000
Randolph L. M. Hutto........................................             0
C. James Schaper............................................    $1,000,000
Jerome H. Baglien...........................................            (1)
Harvey Herscovitch..........................................    $  200,000
All executive officers as a group...........................
All non-employee directors as a group.......................
All non-executive officer employees as a group..............

---------------

(1) As discussed elsewhere in this Proxy Statement, Mr. Baglien resigned from the Company in 1997. See "Certain Transactions."

     Federal Income Tax Consequences. The following is a summary of the material tax consequences of the Deferred Incentive Plan to the Company and to the participants, based upon the Code, Treasury regulations thereunder, administrative rulings and court decisions as of the date hereof.

     When cash is paid with respect to a Deferred Award, it will be taxable to the participant as compensation income, and the Company will generally be entitled to a corresponding tax deduction. However, if the cash is paid in connection with a change of control, some or all of the cash could be treated as an "excess parachute payment," subjecting the recipient to a 20 percent federal excise tax under Section 4999 of the Code, and subjecting the Company to the loss of some or all of its tax deduction under Section 162(m) and/or Section 280G of the Code.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE DEFERRED INCENTIVE PLAN.

                       SELECTION OF INDEPENDENT AUDITORS

     The Board has selected the firm of Price Waterhouse LLP ("Price Waterhouse") to serve as independent auditors of the Company for 1997. Price Waterhouse has served as independent auditors of the Company since July 9, 1997. One or more representatives of Price Waterhouse will be present at the annual meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

     As a result of a review initiated by senior management and the Audit Committee of the Board of Directors in March 1997 prior to completion of the audit process for the Company's 1996 fiscal year, information was developed indicating that certain revenues and expenses may have been recorded incorrectly between certain quarters during 1996. In addition, Deloitte & Touche LLP ("Deloitte & Touche") provided to senior management of the Company a letter relating to the Company's internal control structure resulting from Deloitte & Touche's audit of the Company's financial statements for the year ended December 31, 1996. This letter reflected Deloitte & Touche's view that inadequate internal controls over the preparation of interim financial information for each fiscal quarter of 1996 constituted a material weakness in internal controls which resulted in certain errors and irregularities in the financial information for such quarters. The Company previously disclosed in its Form 10-K for its fiscal year ended December 31, 1996 that such errors and irregularities in its financial information had occurred for each fiscal quarter of 1996. In connection with the issuance of Deloitte & Touche's audit report dated March 31, 1997 on the Company's financial statements for the year ended December 31, 1996, the Company recorded all adjustments to its interim financial statements deemed appropriate for such errors and irregularities and consequently restated such interim financial statements. All adjustments were for interim period transactions and had no effect on the Company's 1996 annual pro forma net loss.

     The reports of Deloitte & Touche on the Company's financial statements for the fiscal year ended December 31, 1996, dated March 31, 1997, included an unqualified opinion with an explanatory paragraph that stated Deloitte & Touche's conclusion that uncertainty then existed regarding the ability of the Company to continue as a going concern due to a mandatory commitment reduction in the Company's then existing credit facility that was required by July 31, 1997. However, the Company satisfied such commitment reduction on May 28, 1997 by applying the proceeds of the sale of its wholly-owned subsidiary, HealthCare Recoveries, Inc.

     On June 30, 1997, following a competitive review and request for proposal process in which Deloitte & Touche, the Company's then-present auditors, and a number of other nationally recognized accounting firms participated, the Company notified Deloitte & Touche that it had been dismissed as the Company's principal accountants and that the Company intended to engage new principal accountants. This action was recommended by the Audit Committee of the Company's Board of Directors, and the Board approved such change on June 27, 1997. On July 9, 1997, the Company engaged Price Waterhouse as the Company's new principal accountants.

     During the third quarter of 1997, in connection with a refinancing effort of the Company's then existing credit agreement, management evaluated certain revenue practices at Health Data Sciences Corporation ("HDS"), a wholly-owned subsidiary of the Company which was acquired by the Company in a merger transaction in June 1996 that was accounted for as a pooling-of-interests. These practices related principally to revenue recognized in fiscal years 1994, 1995 and 1996. As disclosed by the Company in its Form 10-Q for its fiscal quarter ending September 30, 1997, management determined that certain revenue of HDS was improperly recognized and, accordingly, determined to restate its financial statements for its 1994, 1995 and 1996 fiscal years and the first two fiscal quarters of its 1997 fiscal year. The effect of such restatements on the Company's net income (loss) for the years ended December 31, 1994, 1995 and 1996 was ($5.8) million, $(1.1) million and $(7.3) million, respectively. The cumulative reduction in assets caused by such restatement was $20.5 million.

     As a result of the HDS-related restatement, Deloitte & Touche withdrew its audit opinion dated March 31, 1997 in respect of the Company's 1994, 1995 and 1996 fiscal years. Consequently, the Company engaged Price Waterhouse to re-audit the Company's 1995 and 1996 fiscal years and audit the Company's nine-month period ending September 30, 1997. As indicated in a Current Report on Form 8-K filed by the Company on January 8, 1998 (the "January 8-K"), the Company determined to further restate the results of such periods to account for the December 1995 acquisition by the Company of Medical Management Sciences, Inc. ("MMS") on a purchase accounting basis (the "MMS Restatement"). Such acquisition had previously been accounted for as a pooling-of-interests.

     Financial statements for the Company's 1995 and 1996 fiscal years and the nine-month period ended September 30, 1997 reflecting the HDS and MMS-related restatements were filed by the Company as an exhibit to the January 8-K. Such financial statements were audited by Price Waterhouse and accompanied by their audit opinion which was unqualified and was not subject to any modifying paragraphs.

                         ANNUAL REPORT TO STOCKHOLDERS

     The annual report of the Company for the year ended December 31, 1997, including audited financial statements, accompanies this Proxy Statement.

                           ANNUAL REPORT ON FORM 10-K

     The Company will provide without charge, at the written request of any beneficial stockholder of record on March 6, 1998 a copy of the Company's Annual Report on Form 10-K, including the financial statements and financial statement schedule, as filed with the Securities and Exchange Commission, except exhibits thereto. The Company will provide copies of the exhibits, should they be requested by eligible stockholders, and the Company may impose a reasonable fee for providing such exhibits. Requests for copies of the Company's Annual Report on Form 10-K should be mailed to:

                              MEDAPHIS CORPORATION
                              2700 Cumberland Parkway
                              Suite 300
                              Atlanta, Georgia 30339
                              Attention: Caryn Dickerson
                              Vice President and Treasurer

                             STOCKHOLDER PROPOSALS

REQUIREMENTS AND PROCEDURES FOR SUBMISSION OF PROXY PROPOSALS AND NOMINATIONS OF
                           DIRECTORS BY STOCKHOLDERS

     Nominations for the Board Of Directors. The Company expects to hold its 1999 annual meeting of stockholders in April of 1999, although the Company retains the right to change this date, as it may determine. The By-Laws provide that written notice of proposed stockholder nominations for the election of directors at the 1999 annual meeting of stockholders must be received by the Secretary of the Company not less than sixty days nor more than ninety days prior to the meeting. Notice to the Company from a stockholder who proposes to nominate a person for election as a director must satisfy the requirements of the Securities and Exchange Commission and the By-Laws. Stockholders wishing to nominate persons should contact the Company's Secretary at 2700 Cumberland Parkway, Suite 300, Atlanta, GA 30339.

     Proposals. Any stockholder who intends to present a proposal to be included in the Company's proxy materials to be considered for action at the 1999 annual meeting of stockholders must satisfy the requirements of the Securities and Exchange Commission and the proposal must be received by the Secretary of the Company on or before November 20, 1998 for review and consideration for inclusion in the Company's proxy statement and proxy card relating to that meeting.

                                 OTHER MATTERS

     The minutes of the annual meeting of stockholders held on May 19, 1997 and the minutes of the adjourned meeting of stockholders re-convened on June 17, 1997 will be presented to the meeting, but it is not intended that action taken under the proxy will constitute approval of the matters referred to in such minutes. The Board knows of no other matters to be brought before the meeting. However, if any other matters should come before the meeting, the persons named in the proxy will vote such proxy in accordance with their judgment.

                            EXPENSES OF SOLICITATION

     The cost of solicitation of proxies will be borne by the Company. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by telephone, facsimile or mail by one or more employees of the Company. The Company also may reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of the Company's Common Stock. Corporate Investor Communications, Inc., will assist in the solicitation of proxies by telephone and/or by mail. The fee of Corporate Investor Communications, Inc. for providing these services is $________ plus any out-of-pocket expenses.

                                          RANDOLPH L. M. HUTTO
                                          Executive Vice President,
                                          General Counsel and Secretary

March   , 1998

                                   EXHIBIT A

                  THIRD AMENDMENT TO THE MEDAPHIS CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN

     THIS THIRD AMENDMENT is made effective as of the 31st day of December, 1997, by MEDAPHIS CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company");

                              W I T N E S S E T H:

     WHEREAS, the Company has previously adopted the Medaphis Corporation Employee Stock Purchase Plan (the "Plan");

     WHEREAS, the Compensation Committee (the "Compensation Committee") of the Board of Directors of the Company (the "Board") has previously approved a First Amendment to the Plan, which allows eligible employees to become participants in the Plan beginning on January 1st and July 1st of each calendar year;

     WHEREAS, the Compensation Committee has previously approved a Second Amendment to the Plan, which allows for the sale under the Plan of fractional shares of the common stock (the "Common Stock") of the Company;

     WHEREAS, the Compensation Committee has approved an increase in the number of shares of Common Stock available for sale under the Plan to 1,000,000 shares from 300,000 shares; and

     WHEREAS, the Compensation Committee has approved the other changes to the Plan set forth herein, which permit only whole shares of Common Stock to be sold under the Plan, and which effectively rescind the Second Amendment to the Plan.

     NOW, THEREFORE, the Company does hereby amend the Plan as follows:

          1. Section 7(a) of the Plan is amended, effective as of January 1, 1998, and subject to the approval of the stockholders of the Company as required by Section 13 of the Plan, by replacing the second sentence of
     Section 7(a) with the following:

             "The maximum number of Shares made available for sale under the Plan shall be one million (1,000,000), subject to adjustment upon changes in capitalization of the Company as provided in Paragraph 11."

     If and in the event that the foregoing amendment of Section 7(a) of the Plan is not approved by the stockholders of the Company within twelve (12) months following the effective date of the amendment, then the foregoing amendment of Section 7(a) of the Plan will be null and void.

          2. Section 6(a) of the Plan is amended, effective as of December 31, 1997, by replacing Section 6(a) with the following:

             "As of the beginning of each Purchase Period during each Enrollment Period, a Participant is granted an option to purchase that whole number of shares of Common Stock as does not exceed in value the result of dividing up to ten percent (10%) of the Participant's Compensation for that Purchase Period by the lesser of (i) eighty-five percent (85%) of the fair market value of the Common Stock on the first business day of the Purchase Period, or (ii) eighty-five percent (85%) of the fair market value of the Common Stock on the last business day of the Purchase Period."

          3. Section 6(b) of the Plan is amended, effective as of December 31, 1997, by replacing the first sentence thereof with the following:

             "On the last business day of each Purchase Period during an Enrollment Period, each Participant will be deemed to have exercised his option to the extent of the funds then held in the Participant's Contribution Account and such funds will be applied to the purchase of whole shares of Common Stock; provided, however, the number of shares purchased for a Participant shall not be less than 1 share."

     Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this Amendment.

     IN WITNESS WHEREOF, the Company has executed this Third Amendment to the Plan as of the day and the year first above written.

                                          MEDAPHIS CORPORATION

                                          By:     /s/ DAVID E. MCDOWELL

                                            ------------------------------------
                                                     David E. McDowell
                                            Chairman and Chief Executive Officer

ATTEST:

By:    /s/ RANDOLPH L. M. HUTTO
    ----------------------------------
           Randolph L. M. Hutto
                Secretary

                                   EXHIBIT B

                              MEDAPHIS CORPORATION
                         LEVERAGED STOCK PURCHASE PLAN

1.  PURPOSE

     The Medaphis Corporation Leveraged Stock Purchase Plan (the "Plan") is intended to promote the long-term growth and financial success of Medaphis Corporation (the "Company") in the interests of the Company and its stockholders and to strengthen the link between management and stockholders by:

     - providing senior executives of the Company and its Subsidiaries (as hereinafter defined) with an opportunity to significantly increase their ownership of Common Stock (as hereinafter defined) and

     - providing this opportunity in a manner that places senior executives at risk in the event of poor Common Stock price performance.

2.  DEFINITIONS

     Except where the content otherwise indicates, the following definitions apply:

          "Agreement" means the written agreement entered into between the Company and a Participant to carry out the Plan with respect to the Participant concerning a particular Purchase Award in accordance with the Plan's terms and conditions. The Agreements need not be identical and shall be in the form approved by the Committee.

          "Board" means the Board of Directors of the Company.

          "Cause" means (i) the willful and continued failure of the Participant to perform substantially the Participant's duties with the Company or one of its Subsidiaries (other than any such failure resulting from Disability), after a written demand for substantial performance is delivered to the Participant by the Board which specifically identifies the manner in which the Board believes that the Participant has not substantially performed the Participant's duties, (ii) the willful engaging by the Participant in illegal conduct or dishonesty which is materially and demonstrably injurious to the Company, or (iii) the conviction of the Participant of a felony involving moral turpitude. For purposes of this definition, no act or failure to act, on the part of the Participant, shall be considered "willful" unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant's action or omission was not inconsistent with the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and not inconsistent with the best interests of the Company.

          "Change of Control" shall be deemed to have occurred if and when (i) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the 1934 Act) becomes a beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities, or (ii) individuals who were members of the Board as of the Effective Date (the "Incumbent Board") shall cease to constitute at least a majority of the Board (provided that any individuals whose nomination was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding for this purpose any individual whose initial assumption of office occurs as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board), or (iii) the consummation of a reorganization, merger, consolidation or sale of all or substantially all the assets of the Company or complete liquidation ("Corporate Transaction"), excluding any such Corporate Transaction pursuant to which (1) substantially all of the stockholders of the Company prior to the Corporate Transaction will own more than 60% of the voting securities of the corporation resulting from such Corporate Transaction in substantially the same proportions as their ownership of Common Stock immediately prior to such Corporate Transaction and (2) individuals who were members of the Incumbent Board immediately prior to the approval of the agreement providing for the Corporate Transaction will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Commission" means the Securities and Exchange Commission.

          "Committee" means the Compensation Committee of the Board or such other committee of the Board as may be designated by the Board to administer the Plan.

          "Common Stock" means the voting common stock, $0.01 par value per share, of the Company.

          "Constructive Termination" has the meaning ascribed to it in the employment agreement between the Participant and the Company or any of its Subsidiaries; provided, that if no such employment agreement is in effect at the time of the Participant's Termination of Service, or if such employment agreement does not contain a definition of "Constructive Termination," then "Constructive Termination" means a Participant's voluntary Termination of Service within a period of ninety (90) days following either (i) the 30th day after the Company has received a written notice from the Participant describing in reasonable detail a material reduction or material adverse change in the Participant's job responsibilities or title which has not been remedied by the Company during such 30-day period, or (ii) a reduction of more than 20% in the then sum of the Participant's base salary and target annual incentive opportunities, other than a reduction which is part of a general cost reduction affecting at least 80% of the officers of the Company, or in the case of a Participant employed by a Subsidiary of the Company, 80% of the officers of such Subsidiary. A transfer by the Company of a Participant from one Subsidiary to another, or between the Company and any Subsidiary, shall not by itself constitute a Constructive Termination unless it is accompanied by an event in clause (i) or (ii) of the prior sentence.

          "Disability" means the inability of the Participant to perform his or her normal duties of employment as a result of incapacity as determined by the Committee.

          "Effective Date" means the date the Plan is approved by the stockholders of the Company.

          The "Interest Rate" for any Purchase Loan means the "applicable federal rate" in effect on the Purchase Date for loans with the maturity of April 30, 2004 with interest compounded annually, as determined by Section 1274(d) of the Code, compounded annually.

          "Market Price" of the Common Stock on any given day mean the average of the highest and lowest sales prices of the Common Stock on such day on NASDAQ, or if such day is not a Trading Day, then on the next preceding day on which was a Trading Day, all as reported by The Wall Street Journal, or, if the Common Stock ceases to be listed on NASDAQ, as reported on the principal national securities exchange or national automated stock quotation system on which the Common Stock is traded or quoted.

          "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

          "Participant" means each eligible employee of the Company or any of its Subsidiaries who is designated by the Committee to receive a Purchase Award.

          "Purchase Award" means an award to a Participant permitting such Participant to purchase shares of Common Stock pursuant to Section 6 at the Purchase Price, together with related Purchase Loan.

          "Purchase Date" means the date a Participant purchases shares of Common Stock pursuant to a Purchase Award.

          "Purchase Loan" means an extension of credit to the Participant by the Company evidenced by the Purchase Note and secured by a pledge of the shares of Common Stock purchased by the Participant.

          "Purchase Note" means a full recourse promissory note including the terms set forth in Section 7(a).

          "Purchase Price" of the Common Stock means the Market Price of the Common Stock on the Purchase Date.

          "Retirement" shall be as defined by the Committee.

          "Service" means employment with the Company or its Subsidiaries.

          "Subsidiary" means a corporation (or partnership, joint venture, or other enterprise) of which the Company owns or controls, directly or indirectly, 50% or more of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power).

          "Tax Rate" means, at the time of determination, the maximum marginal effective combined federal and state tax rates on ordinary income or capital gains, as the case may be, to which such individual is subject.

          "Termination of Service" means a Participant's termination of Service such that he or she is no longer an employee of either the Company or any of its Subsidiaries for any reason whatsoever.

          "Total Purchase Price" means, with respect to each Participant, the Purchase Price multiplied by the number of shares of Common Stock purchased pursuant to the Purchase Award.

          "Trading Day" means a day on which the Common Stock is publicly traded.

3.  SHARES SUBJECT TO THE PLAN

     The aggregate number of shares of Common Stock that may be issued under the
Plan shall not exceed           shares; provided, however, that in the event
that at any time after the Effective Date a stock dividend, stock split, recapitalization, merger, consolidation, or other change in capitalization, or a sale by the Company of all or part of its assets, or any separation from the Company, including any spin-off or other distribution to stockholders other than an ordinary cash dividend, results in (a) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of shares of stock or other securities of the Company, or for shares of stock or other securities of any other corporation, or (b) new, different or additional shares or other securities of the Company or of any other corporation being received by the holders of outstanding shares of Common Stock, then the total number of shares of Common Stock authorized under this Plan shall be appropriately adjusted by the Committee in its discretion. Shares of Common Stock that have been included in a Purchase Award but not exercised by a Participant on the Purchase Date may again be awarded under the Plan.

4.  TERM OF THE PLAN

     The Plan shall become effective upon the approval by the stockholders of the Company. Prior to the Effective Date, the Committee may, in its discretion, grant or authorize the making of Purchase Awards under the Plan as if the Effective Date had occurred, provided that the exercise of Purchase Awards so granted or made shall be expressly subject to the occurrence of the Effective Date. The Plan shall be terminated on December 31, 2000; provided, that Purchase Loans outstanding as of such date shall not be affected or impaired by the termination of the Plan; provided further that no Purchase Awards will be granted after December 31, 1999.

5.  ELIGIBLE EMPLOYEES

     All officers of the Company and other key employees of the Company and its Subsidiaries who, in the opinion of the Committee, can materially influence the long-term performance of the Company and/or its Subsidiaries are eligible to receive a Purchase Award. The Committee shall have the power and complete discretion to select those eligible employees who are to receive Purchase Awards.

6.  STOCK PURCHASE

     (a) Grant of Purchase Award. The number of shares of Common Stock purchasable under a Purchase Award for any Participant and the Purchase Date shall be determined by the Committee. The Committee shall, with respect to each Purchase Award, give written notice prior to the Purchase Date to each Participant receiving such Purchase Award stating (i) the maximum and minimum number (which numbers may be identical) of shares of Common Stock that may be purchased under the Purchase Award, (ii) the Purchase Date and (iii) the Interest Rate and other terms pertaining to the Purchase Loan.

     (b) Exercise of Purchase Award. A Participant shall exercise a Purchase Award by delivering to the Company on or prior to the Purchase Date (i) a notice stating the number of shares (not less than the minimum number and not more than the maximum number specified in the Purchase Award) such Participant elects to purchase on the Purchase Date, and (ii) an executed Agreement, Purchase Note and any other documents required pursuant to the Plan, or in lieu of a Purchase Note, a Participant may deliver cash in the amount of the Total Purchase Price for the shares of Common Stock purchased pursuant to the Purchase Award. Any Participant who does not elect to purchase at least the minimum number of shares under the Purchase Award on or prior to the Purchase Date shall forfeit any rights under the Plan with respect to such Purchase Award, including, without limitation, any right to receive a Purchase Loan.

     (c) Closing Time. The exercise of the Purchase Award, the delivery of the Purchase Note and the issuance by the Company of the Common Stock purchased pursuant to the Purchase Award shall be effective at 5:00 p.m., Eastern time, on the Purchase Date (the "Closing Time"). After the Closing Time, such Participant shall be deemed a stockholder of the Company and shall be entitled (i) to dividends and distributions on such Common Stock owned or pledged, (ii) to exercise all voting rights with respect to the Common Stock, and (iii) subject to the terms of the Plan, the Purchase Loan and related documents, to transfer the Common Stock. Notwithstanding anything herein to the contrary, the Committee shall have the absolute right, in its sole discretion, to revoke any Purchase Award, including, without limitation, any right to receive a Purchase Loan related to such Purchase Award, prior to the Closing Time.

7.  LOAN PROVISIONS

     (a) General. The Company shall extend a Purchase Loan to a Participant upon exercise of a Purchase Award subject to the terms and conditions set forth in this Section 7. The original principal amount of the Purchase Loan shall be equal to the Total Purchase Price. Such Purchase Loan shall be evidenced by the Purchase Note with full recourse against the maker. The obligations of each Participant under a Purchase Note shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by any change in the existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or the market value of the Common Stock or any resulting release or discharge of any obligation of the Company or the existence of any claim, set-off or other rights which any Participant may have at any time against the Company or any other person, whether in connection with the Plan or with any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or counterclaim.

     Notwithstanding anything to the contrary in this Section 7, the Company shall not be required to make any Purchase Loan to a Participant if the making of such Purchase Loan will (i) cause the Company to violate any covenant or similar provision in any indenture, loan agreement or other agreement, or (ii) violate any applicable federal, state or local law, provided, that the failure to make such Purchase Loan shall be deemed to revoke the exercise of the related Purchase Award unless otherwise specified by the Participant.

     (b) Security. Payment of the Purchase Note shall be secured by a pledge of all of the shares of Common Stock acquired by the Participant upon the exercise of the Purchase Award to which the Purchase Loan relates. The Participant shall effect such pledge by delivering to the Company (i) the certificate or certificates for the shares of Common Stock acquired pursuant to the Purchase Award, accompanied by a duly executed stock power in blank, (ii) a properly executed stock pledge agreement, and (iii) such other documents as may be required by the Committee. A Participant shall always have the right to sell shares of

Common Stock acquired pursuant to a Purchase Award provided that (A) such sales must be made in open-market transactions or at a price not less than the Market Price on the Trading Day prior to the date of sale, (B) the Company shall have a security interest in the proceeds of such sale to the extent of any outstanding Purchase Loan, and (C) the proceeds of any such sale are utilized in the manner provided in Section 7(e)(ii). Prior to payment in full of the outstanding balance on the Purchase Note (including accrued and unpaid interest), no shares of Common Stock or other collateral pledged to the Company under the stock pledge agreement shall be released except pursuant to Section 7(e)(ii) and except pursuant to the terms of the stock pledge agreement in connection with a substitution of collateral for such other collateral (other than shares of Common Stock) pledged to the Company.

     (c) Interest. Interest on the principal balance of the Purchase Loan will accrue annually, in arrears, at the Interest Rate. Except as provided in subsections (d), (e), (f) and (g) of this Section 7, accrued interest shall not be payable during the term of the Purchase Loan but shall be added to the principal balance of the Purchase Loan.

     (d) Term. The term of the Purchase Loan for any Participant shall begin on such Participant's Purchase Date and, subject to prepayment as provided in subsections (e), (f) and (g) of this Section 7, end on April 30, 2004. Except as provided below in subsections (e), (f) and (g), no payments shall be due with respect to the Purchase Loan until April 30, 2001, and during the period from April 30, 2001 through April 30, 2004, the principal balance of the Purchase Loan (including accrued but unpaid interest) shall be payable in equal annual installments such that the entire balance of the Purchase Loan will be paid in full as of April 30, 2004.

     (e) Prepayment Obligations Other than Termination of Service. (i) Dividends and Distributions. To the extent the Participant receives cash dividends or other distributions paid in cash on Common Stock purchased under the Plan, the Participant shall prepay the Purchase Loan by the full pre-tax amount, net of any required tax withholding on such dividends or other distribution, of such dividend or distribution received within ten (10) days of receipt.

     (ii) Common Stock Sale. In the event a Participant sells shares of Common Stock acquired under the Plan prior to the earlier of (i) Termination of Service due to Retirement or (ii) a Change of Control, the Participant shall immediately prepay the Purchase Loan by the full pre-tax amount of the proceeds of such sale of such shares. In the event a Participant sells shares of Common Stock acquired under the Plan after the earlier of (i) Termination of Service due to Retirement or (ii) a Change of Control, the Participant shall immediately prepay the Purchase Loan by the full after-tax amount of the proceeds of such sale of such shares, based upon the Tax Rate. A transfer of a Participant's shares of Common Stock to a revocable trust as to which the Participant retains voting and investment power (which powers of revocation, voting and investment may be shared with the Participant's spouse) or a transfer to joint ownership with such Participant's spouse shall not be deemed a sale for purposes of this Section 7(e)(ii) or Section 8(d), although such shares shall remain pledged to secure the Purchase Loan pursuant to Section 7(b) and, solely for the purposes of this Plan, shall be deemed to be owned by the Participant.

     (iii) Optional Prepayments. The Participant may prepay all or any portion of the Purchase Loan at any time.

     (iv) Application of Prepayments. All prepayments made to the Company pursuant to this Section 7(e) shall be applied to the payments due thereon in chronological order of maturity.

     (f) Prepayment Obligations for Voluntary or "For Cause" Termination of Service. Upon a Termination of Service by the Participant other than for Disability or for Constructive Termination or a Termination of Service by the Company or a Subsidiary for Cause, any outstanding balance on the Purchase Loan (including any accrued and unpaid interest) shall become due and payable on the later of (i) the 90th day following such Termination of Service or (ii) the 90th day following the first date on which the Participant may sell the Common Stock purchased under the Plan without incurring liability under the federal securities laws, including Section 16 of the 1934 Act (limited, in the case of Section 16, to liability relating to purchases or sales of Common Stock or any derivative security occurring prior to the Termination of Service for Cause).

     (g) Prepayment Obligation Upon Change of Control. Upon a Change of Control, any outstanding balance on the Purchase Loan (including any accrued and unpaid interest) shall become due and payable upon the 45th day after the Change of Control.

8.  PLAN ADMINISTRATION

     The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall interpret the Plan and make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan and shall correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent that the Committee deems desirable to carry the Plan into effect. Among other things, the Committee shall have the authority, subject to the terms of the Plan, to determine (i) the individuals to whom the Purchase Awards are granted, (ii) the time or times the Purchase Awards are granted, (iii) the Purchase Dates for such Purchase Awards, (iv) the basis for any Termination of Service, including whether or not it was for Cause, Disability, Retirement or otherwise (which determination shall be reasonable), and (v) the forms, terms and provisions of the Agreements and any other documents under the Plan. Any action taken or determination made by the Committee pursuant to this paragraph and the other paragraphs of the Plan in which the Committee is given discretion shall be final and conclusive on all parties. The act or determination of a majority of the Committee shall be deemed to be the act or determination of the entire Committee. The Committee may consult with counsel, who may be counsel to the Company, and such other advisors as the Committee may deem necessary and/or desirable, and the members of the Committee shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel or any other advisor.

9.  AMENDMENT AND DISCONTINUANCE OF THE PLAN

     The Board, upon the recommendation of the Committee, may amend, suspend or terminate the Plan at any time, subject to the provisions of this Section 9. No amendment, suspension or termination of the Plan may, without the consent of the Participant, adversely affect such Participant's rights under the Plan in any material respect.

10.  MISCELLANEOUS PROVISIONS

     (a) Employment Not Guaranteed. Nothing contained in the Plan nor any related Agreement nor any action taken in the administration of the Plan shall be construed as a contract of employment or as giving a Participant any right to be retained in the Service of the Company.

     (b) Applicable Law. The Plan and any related Agreements shall be governed in accordance with the laws of the State of Delaware without regard to the application of the conflicts of law provisions thereof.

     (c) Inurement of Rights and Obligations. The rights and obligations under the Plan and any related Agreements shall inure to the benefit of, and shall be binding upon, the Company, its successors and assigns, and the Participants and their beneficiaries.

     (d) Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows: (A) if to the Company -- at its principal business address to the attention of the Secretary; (B) if to any Participant -- at the last address of the Participant known to the sender at the time the notice or other communication is sent.

                                   EXHIBIT C

                              MEDAPHIS CORPORATION
                            DEFERRED INCENTIVE PLAN

1.  PURPOSE

     The Medaphis Corporation Deferred Incentive Plan (the "Plan") is intended to promote the long-term growth and financial success of Medaphis Corporation (the "Company") in the interests of the Company and its stockholders and to strengthen the link between management and stockholders by providing senior executives of the Company and its Subsidiaries (as hereinafter defined) with incentive awards earned based upon the performance of the Common Stock (as hereinafter defined).

2.  DEFINITIONS

     Except where the content otherwise indicates, the following definitions apply:

          "Average Market Price" of a Security means, for a given period, the sum of the Market Prices of such Security for each Trading Day in the relevant period divided by the number of Trading Days in such period.

          "Board" means the Board of Directors of the Company.

          "Cause" means (i) the willful and continued failure of the Participant to perform substantially the Participant's duties with the Company or one of its Subsidiaries (other than any such failure resulting from Disability), after a written demand for substantial performance is delivered to the Participant by the Board which specifically identifies the manner in which the Board believes that the Participant has not substantially performed the Participant's duties, (ii) the willful engaging by the Participant in illegal conduct or dishonesty which is materially and demonstrably injurious to the Company, or (iii) the conviction of the Participant of a felony involving moral turpitude. For purposes of this definition, no act or failure to act, on the part of the Participant, shall be considered "willful" unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant's action or omission was not inconsistent with the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and not inconsistent with the best interests of the Company.

          "Change of Control" shall be deemed to have occurred if and when (i) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the 1934 Act) becomes a beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities, or (ii) individuals who were members of the Board as of the Effective Date (the "Incumbent Board") shall cease to constitute at least a majority of the Board (provided that any individuals whose nomination was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding for this purpose any individual whose initial assumption of office occurs as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board), or (iii) the consummation of a reorganization, merger, consolidation or sale of all or substantially all the assets of the Company or complete liquidation ("Corporate Transaction"), excluding any such Corporate Transaction pursuant to which (1) substantially all of the stockholders of the Company prior to the Corporate Transaction will own more than 60% of the voting securities of the corporation resulting from such Corporate Transaction in substantially the same proportions as their ownership of Common Stock immediately prior to such Corporate Transaction and (2) individuals who were members of the Incumbent Board immediately prior to the approval of the agreement providing for the Corporate Transaction will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Commission" means the Securities and Exchange Commission.

          "Committee" means the Compensation Committee of the Board or such other committee of the Board as the Board may designate to administer the Plan; provided, that the Committee shall at all times be composed of not less than two persons who qualify as "outside directors" within the meaning of Section 162(m) of the Code.

          "Committee Certification" means the certification of the Committee that one or more of the Goals has been met.

          "Common Stock" means the voting Common Stock, $0.01 par value per share, of the Company.

          "Comparative Performance Percentile" shall be calculated by (i) calculating the Total Shareholder Return of each Index Stock; (ii) ranking the Index Stocks according to Total Shareholder Return, (iii) ranking the Company amongst such Index Stocks according to the Total Shareholder Return of the Company, (iv) dividing (x) that number of Index Stocks with lower Total Shareholder Returns than the Total Shareholder Return of the Company by (y) the number of Index Stocks plus 1, and (v) multiplying such quotient by 100.

          "Constructive Termination" has the meaning ascribed to it in the employment agreement between the Participant and the Company or any of its Subsidiaries; provided, that if no such employment agreement is in effect at the time of the Participant's Termination of Service, or if such employment agreement does not contain a definition of "Constructive Termination," then "Constructive Termination" means a Participant's voluntary Termination of Service within a period of ninety (90) days following either (i) the 30th day after the Company has received a written notice from the Participant describing in reasonable detail a material reduction or material adverse change in the Participant's job responsibilities or title which has not been remedied by the Company during such 30-day period, or (ii) a reduction of more than 20% in the then sum of the Participant's base salary and target annual incentive opportunities, other than a reduction which is part of a general cost reduction affecting at least 80% of the officers of the Company, or in the case of a Participant employed by a Subsidiary of the Company, 80% of the officers of such Subsidiary. A transfer by the Company of a Participant from one Subsidiary to another, or between the Company and any Subsidiary, shall not by itself constitute a Constructive Termination unless it is accompanied by an event in clause (i) or (ii) of the prior sentence.

          "Deferred Award" means the opportunity to receive deferred cash incentive payments pursuant to this Plan.

          "Designated Payment Date" means the date designated by the Company for payment of a Deferred Award, which date shall be not more than thirty (30) days following the Committee Certification with respect to such Deferred Award and in any event no later than sixty (60) days following the end of the Performance Period.

          "Disability" means the inability of the Participant to perform his or her normal duties of employment as a result of incapacity as determined by the Committee.

          "Effective Date" means the date the Plan is approved by the stockholders of the Company.

          "Final Measurement Period" means the Fiscal Quarter beginning October 1, 2000; provided, however, that if the Performance Period ends as a result of the occurrence of a Change of Control, the Final Measurement Period shall mean the ten (10) Trading Days ending on the 10th Trading Day prior to the date of the Change of Control.

          "Fiscal Quarter" means any of the three month periods beginning on January 1, April 1, July 1, or October 1 of any year.

          "Goals" means the Stock Price Goals and the Total Shareholder Return Goals.

          "Index Stock" means the common stock of any corporation (other than the Company) included in the Market Index on each Trading Day during the Initial Measurement Period and the Final Measurement Period.

          "Initial Measurement Period" means the Fiscal Quarter of January 1, 1998 through March 31, 1998, except that for any Participant whose Deferred Award is granted on or after June 30, 1998, the Initial Measurement Period means the last completed Fiscal Quarter prior to such grant.

          "Market Index" shall mean the Standard & Poor's 400 Mid-Cap, or in the event such index is no longer available, such comparable stock market index as may be selected by the Committee.

          "Market Price" with respect to a given Security shall mean, for any given date (or in the event such date is not a Trading Day with respect to such Security, the last Trading Day prior to such date), the closing sale price of such Security on such date, as reported as the New York Stock Exchange-Composite Transactions for such day in The Wall Street Journal, or, if such Security is not listed on such exchange, as reported on the principal national securities exchange or national automated stock quotation system on which such Security is traded or quoted.

          "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

          "Participant" means each eligible employee of the Company or any of its Subsidiaries who is designated by the Committee to receive a Deferred Award.

          "Performance Period" means, with respect to each Deferred Award, the period of time beginning on the date such Deferred Award is granted and ending on the earlier of December 31, 2000 and the date of a Change of Control.

          "Retirement" shall be as defined by the Committee.

          "Security" means the Common Stock or an Index Stock.

          "Service" means employment with the Company or its Subsidiaries.

          "Stock Price Goals" means the goals set forth in Section 6(b).

          "Subsidiary" means a corporation (or partnership, joint venture, or other enterprise) of which the Company owns or controls, directly or indirectly, 50% or more of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power).

          "Tax Rate" means, at the time of determination, the maximum marginal effective combined federal and state tax rates on ordinary income or capital gains, as the case may be, to which such individual is subject.

          "Termination of Service" means a Participant's termination of Service such that he or she is no longer an employee of either the Company or any of its Subsidiaries for any reason whatsoever.

          "Total Shareholder Return" of a Security shall be calculated by (i) assuming that one share of such Security is purchased on the first day of the Initial Measurement Period at the Average Market Price of such Security during the Initial Measurement Period, (ii) assuming that additional shares (or fractions of shares) of such Security are purchased upon the payment of dividends or other distributions to holders of such Security on the initial share of such Security and on shares accumulated through the assumed reinvestment of dividends and other distributions at a price equal to the Market Price of such Security on the date such dividends or distributions are paid, (iii) calculating the number of shares (including fractions of shares) of such Security that would be accumulated over the Performance Period (or such shorter period as provided in the Plan), adjusting, as necessary, for any stock split or similar events, (iv) multiplying the number of shares of such Security (including fractions of shares) determined in clause (iii) by the Average Market Price during the Final Measurement Period, and (v) determining the annual compound rate of growth during the Performance Period (or such shorter period) based upon the value determined in clause (i) and the value determined in clause (iv) for such Security.

          "Total Shareholder Return Goal" means the goals set forth in Section 6(c).

          "Trading Day" means, with respect to a Security, a day on which such Security is publicly traded.

3.  MAXIMUM DEFERRED AWARD

     The maximum amount that may be awarded to any Participant under the Plans shall be $2,000,000.

4.  TERM OF THE PLAN

     The Plan shall become effective upon the approval by the stockholders of the Company. Prior to the Effective Date, the Committee may, in its discretion, grant or authorize the making of Deferred Awards under the Plan as if the Effective Date had occurred, provided that the exercise of Deferred Awards so granted or made shall be expressly subject to the occurrence of the Effective Date. The Plan shall be terminated on December 31, 2000; provided, that Deferred Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan; provided further that no Deferred Awards will be granted after December 31, 1999.

5.  ELIGIBLE EMPLOYEES

     All officers of the Company and other key employees of the Company and its Subsidiaries who, in the opinion of the Committee, can materially influence the long-term performance of the Company and/or its Subsidiaries are eligible to receive a Deferred Award. The Committee shall have the power and complete discretion to select those eligible employees who are to receive Deferred Awards.

6.  COMMITTEE CERTIFICATION AND PAYMENT OF DEFERRED AWARDS

     (a) Deferred Awards shall be paid in cash on the appropriate Designated Payment Date as and when they are earned, as set forth below in this Section 6; provided, that no such payment shall be made unless and until the relevant Committee Certification has been made. The Committee shall meet to consider whether to make a Committee Certification (i) as often as necessary to avoid undue delay of payment of any portion of a Deferred Award earned based on Stock Price Goals, and (ii) not later than the 60th day following the end of the Performance Period. In no event shall more than 100% of a Deferred Award be considered earned or be paid.

     (b) If, at any time during the Performance Period for a Deferred Award, the Market Price of the Common Stock on at least 10 Trading Days during a period of 20 consecutive Trading Days equals or exceeds the following Stock Price Goals, a percentage of the Deferred Award (including any percentage thereof that has previously been earned based upon earlier periods of trading) shall be earned as set forth below:

                                                                AGGREGATE
                                                              PERCENTAGE OF
                                                              DEFERRED AWARD
MARKET PRICE ACHIEVED                                             EARNED
---------------------                                         --------------
At least $15 but less than $20..............................        33 1/3%
At least $20 but less than $25..............................        66 2/3%
$25 or more.................................................       100%

     (c) A Deferred Award may also be earned as of the end of the Performance Period (to the extent not already earned based upon the Stock Price Goals) based upon the Total Shareholder Return Goal, as follows.

                                                                AGGREGATE
                                                              PERCENTAGE OF
                                                              DEFERRED AWARD
COMPARATIVE PERFORMANCE PERCENTILE                                EARNED
----------------------------------                            --------------
Below 60th..................................................         0%
60th........................................................        33 1/3%
70th........................................................        66 2/3%
80th and Above..............................................       100%

     If the aggregate percentage of the Deferred Award earned as a result of the Total Shareholder Return Goal set forth in the foregoing table is greater than the aggregate percentage of the Deferred Award earned through the end of the Performance Period based upon the Stock Price Goals, then the Company shall pay the Participant a Deferred Award equal to the difference between such amounts. The applicable percentage of the Deferred Award earned for performance between the listed percentiles will be interpolated on a straight-line basis (but if performance is below the 60th percentile, none of the Deferred Award shall be earned based upon the Total Shareholder Return Goal).

     (d) Treatment of a Termination of Service. (i) Upon a Termination of Service of a Participant prior to the end of the Performance Period for any reason except death, Disability, Retirement, Constructive Termination or an involuntary Termination of Service without Cause, the Participant shall not be entitled to any payment with respect to his or her Deferred Award.

     (ii) Upon a Termination of Service of a Participant prior to the end of the Performance Period due to Retirement, death, Disability, Constructive Termination or an involuntary Termination of Service without Cause, the Participant (or the Participant's estate) will continue to be entitled to a potential payment under the Participant's Deferred Award based on the achievement of Goals during the remainder of the Performance Period, as if the Participant had not experienced a Termination of Service.

     (e) Change of Control. Upon a Change of Control of the Company, all Participants who have not experienced a Termination of Service described in
Section 6(d)(i) before the Change of Control shall be entitled to receive, not later than the 30th day after the Change of Control, payment of the full amount of their Deferred Awards to the extent not previously paid pursuant to Section 6(b) or (c) above, regardless of whether the Goals have been achieved, and the Participants shall have no further rights with respect to the Deferred Awards.

7.  PLAN ADMINISTRATION

     (a) The Plan shall be administered by the Committee. If at any time no Committee shall be in office, the functions of the Committee specified in the Plan shall be exercised by the members of the Board who are "outside directors" within the meaning of Section 162(m) of the Code. Subject to the provisions of the Plan, the Committee shall interpret the Plan and make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan and shall correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent that the Committee deems desirable to carry the Plan into effect. Deferred Awards are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code, and these provisions shall be interpreted accordingly. Among other things, the Committee shall have the authority, subject to the terms of the Plan, to determine (i) the individuals to whom the Deferred Awards are granted, (ii) the time or times the Deferred Awards are granted, (iii) the basis for any Termination of Service, including whether or not it was for Cause, Disability, Retirement or otherwise (which determination shall be reasonable), (iv) the calculation of Total Shareholder Return and the Comparative Performance Percentile, (v) the Committee Certification, and (vi) the forms, terms and provisions of any documents under the Plan. Any action taken or determination made by the Committee pursuant to this paragraph and the other paragraphs of the Plan in which the Committee is given discretion shall be final and conclusive on all parties.

The act or determination of a majority of the Committee shall be deemed to be the act or determination of the entire Committee. The Committee may consult with counsel, who may be counsel to the Company, and such other advisors as the Committee may deem necessary and/or desirable, and the members of the Committee shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel or any other advisor.

     (b) In the event that at any time after the Effective Date a stock dividend, stock split, recapitalization, merger, consolidation, or other change in capitalization, or a sale by the Company of all or part of its assets, or any separation from the Company, including any spin-off or other distribution to stockholders other than an ordinary cash dividend, results in (a) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of shares of stock or other securities of the Company, or for shares of stock or other securities of any other corporation, or (b) new, different or additional shares or other securities of the Company or of any other corporation being received by the holders of outstanding shares of Common Stock, then the Stock Price Goals shall be appropriately adjusted by the Committee so as to ensure that such Goals continue to require the same relative level of stock price performance of the continuing enterprise as immediately before such event. For example, if there occurs a two-for-one stock split with respect to the Common Stock, the Stock Price Goals shall be changed to $7.50 to $10, $10 to $12.50 and more than $12.50.

8.  AMENDMENT AND DISCONTINUANCE OF THE PLAN

     The Board, upon the recommendation of the Committee, may amend, suspend or terminate the Plan at any time, subject to the provisions of this Section 8. No amendment, suspension or termination of the Plan may, without the consent of the Participant, adversely affect such Participant's rights under the Plan in any material respect.

9.  MISCELLANEOUS PROVISIONS

     (a) Unsecured Status of Claim. Participants and their beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any specific property or assets of the Company. No assets of the Company shall be held under any trust for the benefit of Participants, their beneficiaries, heirs, successors or assigns, or held in any way as collateral security for the fulfillment of the Company's obligations under the Plan.

     Any and all of the Company's assets shall be, and shall remain, the general unpledged and unrestricted assets of the Company. The Company's obligations under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay employee compensation benefits in the future.

     (b) Employment Not Guaranteed. Nothing contained in the Plan nor any related Agreement nor any action taken in the administration of the Plan shall be construed as a contract of employment or as giving a Participant any right to be retained in the Service of the Company.

     (c) Nonassignability. No person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, hypothecate or convey in advance of actual receipt the deferred cash incentive, if any, payable under the Plan, or any part thereof, or any interest therein, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No portion of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, lien or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of the Participant's or any other person's bankruptcy or insolvency. Any such transfer or attempted transfer in violation of the preceding provisions shall be considered null and void.

     (d) Withholding Tax. The Company shall withhold from all benefits due under the Plan an amount sufficient to satisfy any federal, state and local tax withholding requirements.

     (e) Applicable Law. The Plan and any related Agreements shall be governed in accordance with the laws of the State of Delaware without regard to the application of the conflicts of law provisions thereof.
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     (f) Inurement of Rights and Obligations.  The rights and obligations under the Plan and any related Agreements shall inure to the benefit of, and shall be binding upon, the Company, its successors and assigns, and the Participants and their beneficiaries.

     (g) Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows: (A) if to the Company -- at its principal business address to the attention of the Secretary; (B) if to any Participant -- at the last address of the Participant known to the sender at the time the notice or other communication is sent.

     (h) Exclusion from Pension and Other Benefit Plan Computation. All Deferred Awards are special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan of the Company or any of its Subsidiaries, nor the amount of any life insurance coverage, if any, provided by the Company or any of its Subsidiaries on the life of the Participant which is payable to such beneficiary under any life insurance plan covering employees of the Company or any of its Subsidiaries.

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